UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Bed Bath & Beyond Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:	10:00 A.M. Eastern Daylight Time on Tuesday, July 14, 2020

In Person Location*:	The Company’s principal executive office at 650 Liberty Avenue Union, New Jersey 07083

Virtual Meeting Website*:	Shareholders may also attend online at www.virtualshareholdermeeting.com/BBBY2020

Items of Business:

(1)	To elect 12 directors until the Annual Meeting in 2021 and until their respective successors have been elected and qualified (Proposal 1).

(2)	To ratify the appointment of KPMG LLP as independent auditors for the 2020 fiscal year (Proposal 2).

(3)	To consider the approval, by non-binding vote, of the 2019 compensation paid to the Company’s Named Executive Officers (commonly known as a “say-on-pay” proposal) (Proposal 3).

(4)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments.

Record Date: You can vote if you were a shareholder of record as of the close of business on June 5, 2020.

Proxy Voting: It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person or virtually, we urge you to vote online, via telephone or to fill out the enclosed proxy card and return it to us in the envelope provided prior to the time of the Annual Meeting. No postage is required.

* During this extraordinary time, we must all do our part to stop the spread of COVID-19 (Coronavirus). We are monitoring the developments related to the impact of COVID-19 on a daily basis. While we have scheduled an in-person location for the Annual Meeting, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving COVID-19 pandemic. As a result, we are offering shareholders the opportunity to attend our Annual Meeting remotely by visiting www.virtualshareholdermeeting.com/BBBY2020. Please retain the 16-digit control number included on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number to attend the meeting virtually. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting. Due to the impact of COVID-19, we encourage all shareholders to utilize the remote access option. We also encourage all shareholders who are currently planning to attend the Annual Meeting in person to continue to review guidance from public health authorities as the time for our Annual Meeting approaches.

The Governor of the State of New York has issued several temporary executive orders permitting New York corporations to hold virtual only shareholder meetings in light of the COVID-19 pandemic. If the Governor’s temporary order is extended through the date of the Annual Meeting, we intend to hold the Annual Meeting solely by means of remote communications with no in-person location. In such case, we will announce the decision to do so at least one week in advance of the Annual Meeting, by press release and in a filing with the U.S. Securities and Exchange Commission, as well as in materials made available at www.bedbathandbeyond.com/annualmeeting2020, and we strongly encourage you to check this website prior to the Annual Meeting. Note that any decision to proceed with a virtual-only meeting this year does not necessarily mean that we will utilize a virtual-only format or any means of remote communication for future annual meetings.

Important Notice Regarding the Availability of Proxy Material for the Annual Meeting of Shareholders to be held on July 14, 2020: this Notice of the 2020 Annual Meeting of Shareholders, Proxy Statement and the Company’s 2019 Annual Report are available at www.bedbathandbeyond.com/annualmeeting2020

i

To Our Shareholders:

The past year has been one of significant change and renewal of our business, including extensive changes to our Board and executive leadership as well as development of essential strategies and plans to renew and build our business. We are united and driven to restore the Company’s place in our customers’ eyes and the industry as the preëminent home retailer.

In recent months, as the world responds to the unparalleled challenge of the COVID-19 pandemic, we have taken aggressive and thoughtful steps to safeguard our people and communities while we continue to serve our customers. As with many businesses, COVID-19 served as a catalyst to accelerate the pace of change and innovation — to advance ongoing efforts to reset our cost structure and build a modern, durable model for long-term profitable growth.

Board Transformation

Just over a year ago, our Board transformation included the appointment of 9 new independent directors and the departure of 8 directors, including the Company’s Co-Founders and former Chief Executive Officer. In November 2019, Mark J. Tritton was appointed as President and Chief Executive Officer and as a member of the Board. Our refreshed Board has a diversity of perspectives, backgrounds, ages, gender, race and ethnicity, reflects the diversity of the Company’s loyal customers and dedicated associates and has the essential experience, qualifications and skills to oversee, guide and help drive the extensive business transformation underway.

World-Class Leadership Team

Since the appointment of our new President and Chief Executive Officer, the Company has restructured our leadership team and recruited highly energetic, experienced and innovative leaders to work together, lead innovation and modernization, drive growth, and accelerate the pace of change. The team not only has the right talent and expertise to execute our mission and inject new ideas, but also the right organizational structure for more streamlined decision making and to re-establish Bed Bath & Beyond’s leadership in the Home space.

Establishing Our Growth Strategy

We are developing and implementing the initial stages of a compelling growth strategy, founded on our purpose to make it pleasurable, special and easy for our customers to enhance their homes. Our mission is to re-establish Bed Bath & Beyond’s lead position as the preferred omnichannel Home destination with a robust, sustainable business model through the execution of a strategy rooted in the following five pillars:

1.	Product: We will refine and amplify an exciting omnichannel assortment that rebuilds authority and preference for Bed Bath & Beyond and creates energy through differentiation and curation.

2.

Price: We will invest in and clarify compelling value through more choice with opening price points, relevant owned brands and clear price communications to sharpen our value for quality proposition and to both acquire and win back customers.

3.	Promise: We will clarify and deepen our relationship with our customers by connecting, engaging and motivating them to strengthen loyalty and lifetime value.

4.	Place: We will accelerate and optimize connecting with, inspiring and energizing our customers by becoming a truly omni-always retailer to serve their preferred shopping needs.

5.	People: We will create and sustain a talent engine and culture that attracts, retains and develops high-performing teams who consistently deliver operational excellence and business results.

With these five pillars as our guide, we are embracing a commitment to reconstruct and modernize our operating model to drive efficiency and effectiveness, charting a new course for our Company.

Resetting Our Cost Base

Earlier this year, we announced a strategic restructuring program to right-size our organization and reset our cost structure, which will result in significant savings in both Cost of Sales and SG&A, including reducing overhead, improving sourcing, increasing private-label penetration and optimizing our supply chain. Our teams remain focused on accelerating our extensive transformation efforts and driving against our near-term priorities to generate savings and reinvest for future growth.

ii

Our Role

These times deepened recent macro trends, with customers increasingly focused on the home, as well as generational and technological driven change embraced by our customers and how they want to shop. We recognize the important role the Company plays for our customers and will provide inspiration and ideas, a curated, differentiated and affordable category assortment, and multiple, contemporary models to shop and receive product.

We have an iconic brand with great consumer brand loyalty, and we are taking this opportunity to deepen our connection with our customers as we strengthen our omni-always approach. We believe that Bed Bath & Beyond will emerge from this crisis even stronger, given the strength of our brand, our people and our balance sheet.

We are excited about the future of our business and the role we can play in the lives of our customers in the future. We are grateful to our teams, loyal customers, vendors and other business partners, as well as to you, our shareholders, for your continued trust, confidence and support of Bed Bath & Beyond.

In light of public health considerations, this year we are offering shareholders the opportunity to attend our Annual Meeting of Shareholders virtually. Whether or not you expect to attend the Annual Meeting, your vote is very important. Please cast your vote regardless of the number of shares you hold. We look forward to discussing our plans for the Company’s future at the Annual Meeting.

Mark J. Tritton

President and Chief Executive Officer

Harriet Edelman

Chair of the Board of Directors

June 18, 2020

iii

BED BATH & BEYOND AT A GLANCE

Our Business

Bed Bath & Beyond Inc. is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of domestic merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the Bed Bath & Beyond name.

Our COVID-19 Response

We have been responding to the COVID-19 pandemic with measured, purposeful steps to help keep our people safe and our customers served. We quickly initiated our contingency plan, creating an essential response unit with emergency task force groups to focus on several priority areas, including our people, operations, customers, technology and finances. We have been adapting as necessary and taking decisive actions to keep our people safe, deliver for our customers and strengthen our liquidity and financial flexibility.

Our top priority remains the health and safety of our customers and our teams. On March 23, 2020, we temporarily closed all our retail stores across the US and Canada, other than buybuy BABY and Harmon Face Values (“Harmon”) stores, subject to state and local regulations. Since then, we have been providing essential infant, health and personal care items to local communities primarily through our buybuy BABY and Harmon stores as well as serving the rest of our loyal customers online through our digital channels.

We have been rapidly evolving to meet the changing needs of our customers during this time, and the significant rise in online demand. We converted approximately 25% of our stores across the US and Canada into regional fulfillment centers and commenced contactless curbside pick-up and Buy-Online-Pickup-In Store (“BOPIS”) services at hundreds of our store locations, subject to state and local regulations.

In conjunction with the temporary store closures, we implemented additional cost reductions including a furlough of the majority of store associates and a portion of corporate associates. The Company has paid and will continue to pay 100% of the cost of healthcare premiums for all furloughed associates who currently participate in our health plan, until further notice. In addition, we temporarily reduced salaries by 30% across the executive team then in office, including President and Chief Executive Officer (“CEO”), Mark J. Tritton, through May 16, 2020. At the same time, the Chair of the Board and all other independent directors agreed to forgo 30% of their quarterly cash compensation for the first quarter of the Company’s 2020 fiscal year.

On May 8, 2020, we initiated a phased approach to fully re-open a number of stores, and now expect to reopen nearly all of our stores, subject to state and local regulations, by the end of June 2020. BOPIS and contactless curbside pick-up services will also be extended to cover the majority of stores during this time. As stores re-open to the public and services are expanded across North America, we expect to bring associates back from furlough. We also recently launched our Store Safety Plan and are guided by our medical team and national, state and local guidance to help ensure customers can shop with us confidently.

We recognize our associates for their above and beyond service, attitude and dedication to our Company and our loyal customers despite this extremely challenging situation. Making it easy to feel at home means different things to different people, and our teams have been working incredibly hard to support our customers. This is an important time for us now and moving forward. Bed Bath & Beyond can play an important role in supporting customers and their families in making it easy to feel at home.

Our Strengths

➢	A leading home furnishings retailer with significant scale and market share

•	~55,000 associates (FT/PT)

•	~1,500 total stores (US/Canada)

➢	Focused investments on core business and omnichannel capabilities

•	Omni fulfillment (e.g., BOPIS, curbside pickup, leveraging store inventory)

•	Omni inventory management

•	Digital marketing and personalization

•	Further strengthening owned-brand strategy

➢	Growing digital business well positioned to take advantage of secular trends

•	Customer-facing digital channels represent ~19% of fiscal 2019 comparable sales

➢	High focus on transformation of expense structure including “natural” portfolio optimization

•	Generating funds from sale of assets (completed sale leaseback and sale of One Kings Lane)

•	Right-sizing organization structure

•	~$1 billion (at retail) inventory reduction underway

•	Expanding direct import/direct sourcing practices

•	Renegotiating vendor contracts and leases

•	Capitalizing on heavy lease expiration cadence over the next 24 months

➢	Strong liquidity position including recent initiatives around fiscal 2020 cash preservation

•	~$1.4 billion of cash and investments as of the end of fiscal 2019

•

In response to COVID-19 pandemic, took further actions to strengthen financial flexibility, including, among other things, postponed plans for share repurchases and suspended the payment of dividends and planned debt reductions, and deferred ~$150 million in planned capital expenditures

➢	New management team with extensive retail transformation expertise

•

Established a world-class leadership team to rebuild our business and strengthen our authority in the Home space, consisting of 8 executive appointments over the past 7 months, including President and CEO Mark J. Tritton

Our Fiscal 2019 Results

➢	Net sales of ~$11.2 billion

➢	Comparable sales decline of ~7%, including low-single-digit percentage growth from our customer-facing digital channels

➢

Net loss per diluted share of $(4.94), including an impact of ~$5.40 per diluted share from goodwill and other impairments, and incremental charge for markdowns, severance costs, shareholder activity costs and a loss from a sale-leaseback transaction, including transaction costs

➢	Capital expenditures of ~$277 million, with ~50% related to technology projects, primarily focused on logistics, digital capabilities and analytics

➢	During fiscal 2019, opened a total of 9 stores and closed a total of 42 stores

➢	Significant reduction in our retail inventories (at cost) of ~20%, resulting from various inventory optimization strategies

➢	Strong year-end cash and investments balance of ~$1.4 billion, an increase of ~$392 million over the prior year, including over $250 million in net proceeds from the sale-leaseback transaction

I

II

ANNUAL MEETING OF SHAREHOLDERS

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Bed Bath & Beyond Inc. (the “Company,” “we,” or “us”), a New York corporation, to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s principal executive offices at 650 Liberty Avenue, Union, New Jersey 07083, and online at www.virtualshareholdermeeting.com/BBBY2020, on Tuesday, July 14, 2020 at 10:00 A.M. Eastern Daylight Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement. The Company’s principal executive offices are located at 650 Liberty Avenue, Union, New Jersey 07083. The approximate date on which this Proxy Statement and accompanying Form of Proxy will be mailed to shareholders is on or about June 18, 2020.

During this extraordinary time, we must all do our part to stop the spread of COVID-19 (Coronavirus). We are monitoring the developments related to the impact of COVID-19 on a daily basis. While we have scheduled an in-person location for the Annual Meeting, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving COVID-19 pandemic. As a result, we are offering shareholders the opportunity to attend our Annual Meeting remotely by visiting www.virtualshareholdermeeting.com/BBBY2020. Please retain the 16-digit control number included on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number to attend the meeting virtually. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting. Due to the impact of COVID-19, we encourage all shareholders to utilize the remote access option. We also encourage all shareholders who are currently planning to attend the Annual Meeting in person to continue to review guidance from public health authorities as the time for our Annual Meeting approaches.

The Governor of the State of New York has issued several temporary executive orders permitting New York corporations to hold virtual only shareholder meetings in light of the COVID-19 pandemic. If the Governor’s temporary order is extended through the date of the Annual Meeting, we intend to hold the Annual Meeting solely by means of remote communications with no in-person location. In such case, we will announce the decision to do so at least one week in advance of the Annual Meeting, by press release and in a filing with the U.S. Securities and Exchange Commission (the “SEC”), as well as in materials made available at www.bedbathandbeyond.com/annualmeeting2020, and we strongly encourage you to check this website prior to the Annual Meeting. Note that any decision to proceed with a virtual-only meeting this year does not necessarily mean that we will utilize a virtual-only format or any means of remote communication for future annual meetings.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON JULY 14, 2020

The proxy materials for the Annual Meeting of Shareholders, including the Proxy Statement and the Company’s 2019 Annual Report are available at www.bedbathandbeyond.com/annualmeeting2020

OUR DIRECTORS

PROPOSAL 1—ELECTION OF DIRECTORS

WHO WE ARE

The Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, has nominated the 12 people named below for election as directors, with all 12 individuals being nominated to serve for a one-year term expiring at the 2021 Annual Meeting. All of the nominees for director currently serve as directors, and all of the nominees except for Mark J. Tritton were elected by the Company’s shareholders at the 2019 Annual Meeting. Four of the nominees (John E. Fleming, Sue E. Gove, Jeffrey A. Kirwan and Joshua E. Schechter) were recommended by the Nominating and Corporate Governance Committee and appointed by the Board to serve as directors effective May 29, 2019 pursuant to the previously disclosed Cooperation and Support Agreement. On October 21, 2019, the Board expanded the size of the Board from 13 to 14 members and appointed Mr. Tritton to fill the resulting vacancy, in each case, effective as of November 4, 2019. On May 29, 2020, Patrick R. Gaston stepped down as Chairman of the Board and, after 13 years as a director of the Company, notified the Board that he will not stand for re-election at the Annual Meeting. In addition, on June 15, 2020, Stephanie Bell-Rose notified the Board that she will not stand for re-election at the Annual Meeting. Mr. Gaston’s and Ms. Bell-Rose’s terms as directors will conclude at the end of the Annual Meeting, at which time the size of the Board will be reduced to 12 members.

Information concerning our nominees as of the record date, and the key experience, qualifications and skills they bring to our Board is provided below. A particular director may possess additional experience, qualifications, attributes, or skills, even if not expressly indicated. Our Board’s diversity, tenure, age and independence is also shown below. The Board of Directors recommends that shareholders vote FOR the election of the 12 director nominees.

Demographics of Director Nominees

Gender:	50% male, 50% female

Tenure:	100% appointed within the last 3 years

Age:	Average age is ~57

Ethnic Diversity:	17% are ethnically diverse

Independence:	92% are independent; 1 non-independent director is the CEO

Bed Bath & Beyond Director Skills Matrix

	CEO Experience	Digital / Omnichannel	Financial Literacy	Growth / Business Transformation	International Experience	Marketing (including Digital Marketing) / Personalization / Customer Experience	Operations Management Experience	Public Affairs / Corporate Governance	Public Company Board Service	Retail Industry Experience	Risk Management	Senior Leadership & Strategic Planning

Harriet Edelman		●	●	●	●	●	●	●	●	●	●	●

Mark J. Tritton	●	●	●	●	●	●	●			●	●	●

John E. Fleming	●	●	●	●	●	●	●		●	●		●

Sue E. Gove	●	●	●	●	●	●	●	●	●	●	●	●

Jeffrey A. Kirwan	●	●	●	●	●	●	●			●	●	●

JB Osborne	●	●	●	●	●	●	●			●		●

Harsha Ramalingam		●	●	●	●	●	●	●	●	●	●	●

Virginia P. Ruesterholz			●	●	●	●	●	●	●		●	●

Joshua E. Schechter			●		●			●	●	●		●

Andrea Weiss	●	●	●	●	●	●	●	●	●	●		●

Mary A. Winston	●		●	●	●			●	●	●	●	●

Ann Yerger			●					●				●

Total	7 / 12	8 / 12	12 / 12	10 / 12	11 / 12	9 / 12	9 / 12	8 / 12	8 / 12	10 / 12	7 / 12	12 / 12

PROPOSAL 1—ELECTION OF DIRECTORS

Board Nominees and Qualifications

Harriet
Edelman

Special Advisor to the Chairman,

Emigrant Bank

Age: 64

Chair of the Board since May 2020

Independent Director since 2019

Public and Select Private Board Membership

Assurant, Inc.

Brinker International, Inc.

Bucknell University Board of Trustees, Vice Chairman

Qualifications

•    Digital / Omnichannel

•    Diversity

•    Financial Literacy

•    Growth / Business Transformation

•    International Experience

•    Marketing (including Digital Marketing) / Personalization / Customer Experience

•    Operations Management Experience

•    Public Affairs / Corporate Governance

•    Public Company Board Service (20 years)

•    Regulatory and Government Relations

•    Retail Industry Experience

•    Risk Management

•    Senior Leadership & Strategic Planning

Experience

•    Special Advisor to the Chairman, Emigrant Bank (2019 – present)

•    Vice Chairman, Emigrant Bank (2010 – 2019)

•    Special Advisor to the Chairman, Emigrant Bank (2008 – 2010)

•    Senior Vice President, Chief Information Officer and Head of Business Transformation; Senior Vice President, Global Supply Chain; various senior leadership positions in Sales, Marketing and New Product Development, Avon Products, Inc. (1979 – 2008)

Education

•    Bachelor of Music, Bucknell University

•    MBA, Fordham Gabelli School of Business

Also

Harriet is a loyal Bed Bath & Beyond customer who loves family, music, exercise and the outdoors.

PROPOSAL 1—ELECTION OF DIRECTORS

Mark J.
Tritton

President and Chief Executive Officer, Bed Bath & Beyond Inc.

Age: 56

Director since 2019

Public and Select Private Board Membership

Nordstrom, Inc.

St. Jude Children’s Research Hospital

Qualifications

•    CEO Experience

•    Digital / Omnichannel

•    Financial Literacy

•    Growth / Business Transformation

•    International Experience

•    Marketing (including Digital Marketing) / Personalization / Customer Experience

•    Operations Management Experience

•    Retail Industry Experience

•    Risk Management

•    Senior Leadership & Strategic Planning

Experience

•    President and Chief Executive Officer, Bed Bath & Beyond Inc. (November 2019 – present)

•    Executive Vice President and Chief Merchandising Officer, Target Corporation (2016 – 2019)

•    Executive Vice President and Division President of the Nordstrom Product Group, Nordstrom, Inc. (2009 – 2016)

•    Group Vice President, Global CasualGear Footwear & Apparel, Timberland LLC (2004 – 2008)

•    Various positions including General Manager, Europe, Middle East & Africa Apparel, Nike, Inc. (1999 – 2004)

Education

•    Bachelor of Education in English and History, University of Sydney, Australia

Also

Mark has a passion for food and cooking and is a frustrated DJ.

PROPOSAL 1—ELECTION OF DIRECTORS

John E.
Fleming

Interim Chief Executive Officer,

r21Holdings, Inc.

Age: 61

Independent Director since 2019

Public and Select Private Board Membership

UNTUCKit LLC

r21Holdings, Inc.

The Visual Comfort Group

USA Hockey Foundation

Qualifications

•    CEO Experience

•    Digital / Omnichannel

•    Financial Literacy

•    Growth / Business Transformation

•    International Experience

•    Marketing (including Digital Marketing) / Personalization / Customer Experience

•    Operations Management Experience

•    Public Company Board Service

•    Retail Industry Experience

•    Senior Leadership & Strategic Planning

Experience

•    Interim Chief Executive Officer of r21Holdings, Inc. (2020 – Present)

•    Chief Executive Officer of Global eCommerce, Uniqlo Co. Ltd. (2013 – 2016)

•    Executive Vice President, Chief Merchandising Officer, Walmart, Inc. (2007 – 2010)

•    Executive Vice President, Chief Marketing Officer, Walmart, Inc. (2005 – 2006)

•    Chief Executive Officer, Walmart.com (2001 – 2005)

•    Chief Merchandising Officer, Walmart.com (2000 – 2001)

•    Various positions including Senior Vice President of Merchandising, Dayton Hudson (1981 – 2000)

Education

•    BA, Colorado College

Also

John is from a four generation hockey family and enjoys travel, cooking, hiking and being near water.

PROPOSAL 1—ELECTION OF DIRECTORS

Sue E.
Gove

President, Excelsior Advisors, LLC

Age: 61

Independent Director since 2019

Public and Select Private Board Membership

Conn’s, Inc.

Tailored Brands, Inc.

IAA, Inc.

Iconix Brand Group, Inc. (until May 2019)

Logitech International S.A. (until September 2018)

Autozone, Inc. (until December 2017)

Qualifications

•    CEO Experience

•    Digital / Omnichannel

•    Diversity

•    Financial Literacy

•    Growth / Business Transformation

•    International Experience

•    Marketing (including Digital Marketing) / Personalization / Customer Experience

•    Operations Management Experience

•    Public Affairs / Corporate Governance

•    Public Company Board Service (15+ years)

•    Retail Industry Experience

•    Risk Management

•    Senior Leadership & Strategic Planning

Experience

•    Senior Advisor, Alvarez & Marsal (2017 – 2019)

•    President, Excelsior Advisors, LLC (2014 – present)

•    President and Chief Executive Officer, Golfsmith International Holdings, Inc. (2012 – 2014)

•    Chief Financial Officer, Golfsmith International Holdings, Inc. (2009 – 2012)

•    Chief Operating Officer, Golfsmith International Holdings, Inc. (2008 – 2012)

•    Executive Vice President, Golfsmith International Holdings, Inc. (2008 – 2012)

•    Chief Operating Officer, Zale Corporation (2002 – 2006)

•    Chief Financial Officer, Zale Corporation (1997 – 2003)

•    Various senior financial, operating and strategic roles, culminating in the EVP and Chief Operating Officer role, Zale Corporation (1980 – 2006)

Education

•    BBA, Accounting, University of Texas at Austin

Also

Sue enjoys golf, tennis and entertaining.

PROPOSAL 1—ELECTION OF DIRECTORS

Jeffrey A. Kirwan Chairman, Maurices Inc. Age: 53 Independent Director since 2019 Public and Select Private Board Membership Maurices Inc.

Qualifications

•    CEO Experience

•    Digital / Omnichannel

•    Financial Literacy

•    Growth / Business Transformation

•    International Experience

•    Marketing (including Digital Marketing) / Personalization / Customer Experience

•    Operations Management Experience

•    Retail Industry Experience

•    Risk Management

•    Senior Leadership & Strategic Planning

Experience

•    Chairman, Maurices Inc. (2019 – Present)

•    Global President and Chief Executive Officer, Gap division of The Gap, Inc. (2014 – 2018)

•    Executive Vice President and President, Gap China (2013 – 2014)

•    Senior Vice President, Managing Director and Chief Operating Officer, Gap China (2011 – 2013)

•    Senior Vice President, Stores and Operations, Old Navy (2008 – 2011)

•    Senior Vice President and General Manager, Old Navy Canada (2008)

•    Vice President and General Manager, Old Navy Canada (2007 – 2008)

Education

•    BS, Rhode Island College

•    Masters of Science, the University of Maryland University College

Also

Jeff is an avid surfer, passionate about travel, enjoys learning about other cultures, spending time with family and continues to practice speaking Mandarin.

Johnathan B. (JB) Osborne CEO, Red Antler Age: 39 Independent Director since 2018

Qualifications

•    Advertising

•    CEO Experience

•    Digital / Omnichannel

•    Financial Literacy

•    Growth / Business Transformation

•    International Experience

•    Marketing (including Digital Marketing) / Personalization / Customer Experience

•    Operations Management Experience

•    Product Innovation

•    Retail Industry Experience

•    Senior Leadership & Strategic Planning

Experience

•    CEO & Co-Founder, Red Antler (2007 – present)

•    US Director and opened the New York office, Consortium (2006 – 2007)

•    Account Supervisor, Saatchi & Saatchi (2003 – 2006)

Education

•    BS, Applied Economics and Management, Magna Cum Laude, Cornell University

Also

JB originally moved to New York with aspirations of playing in a rock band, but happily found entrepreneurship and now lives in Brooklyn with his wife Arielle, their incredibly cute son August, dog Brodie and a lot of plants.

PROPOSAL 1—ELECTION OF DIRECTORS

Harsha
Ramalingam

President and Owner, Ramalingam Consulting

Age: 61

Independent Director since 2019

Public and Select Private

Board Membership

Intralinks Holdings, Inc. (until January 2017)

Integral Health

Qualifications

•    Digital / Omnichannel

•    Diversity

•    Financial Literacy

•    Growth / Business Transformation

•    International Experience

•    Marketing (including Digital Marketing) / Personalization / Customer Experience

•    Operations Management Experience

•    Public Affairs / Corporate Governance

•    Public Company Board Service

•    Retail Industry Experience

•    Risk Management

•    Senior Leadership & Strategic Planning

Experience

•    Senior Advisor, The Boston Consulting Group (2019 – present)

•    President and Owner, Ramalingam Consulting (2015 – present)

•    Global Vice President, e-commerce Platform, Chief Information Officer and CISO Functions, Amazon.com, Inc. (2008 – 2015)

•    Entrepreneur in Residence at North Bridge Venture Partners and Founder of ClouT Systems (2008)

•    Various positions including Vice President, Products and Operations, EMC SaaS, EMC Corporation (2002 – 2008)

•    Chief Technology Officer / Head of Research and Development and Technical Operations, FreeBorders, Inc. (2000 – 2002)

•    Global Development Manager, Storage Area Network Software Development and IBM Storage Systems Division, SAN Strategy Leadership, International Business Machines Corporation (1998 – 2000)

Education

•    Bachelor of Technology, Indian Institute of Technology, Kharagpur

•    MBA, General Management, Indian Institute of Management, Bangalore

•    Executive Education, Stanford University Graduate School of Business

Also

Harsha enjoys running, swimming, and hiking in the mountains. He is a volunteer with the United Nations World Food Program and serves on their Tech Advisory Board.

PROPOSAL 1—ELECTION OF DIRECTORS

Virginia P.
Ruesterholz

Former Executive Vice

President, Strategic Initiatives,

Verizon Communications, Inc.

Age: 59

Independent Director since 2017

Public and Select Private

Board Membership

The Hartford Financial Services

Group, Inc.

Stevens Institute of Technology

Qualifications

•    Diversity

•    Financial Literacy

•    Growth / Business Transformation

•    International Experience

•    Marketing (including Digital Marketing) / Personalization / Customer Experience

•    Operations Management Experience

•    Public Affairs / Corporate Governance

•    Public Company Board Service

•    Risk Management

•    Senior Leadership & Strategic Planning

Experience

•    Executive Vice President—Strategic Initiatives, Verizon Communications, Inc. (Jan 2012 – July 2012)

•    President, Verizon Services Operations (2009 – 2011) – led the Global Business Unit that included the global IP Network, a $40 billion sourcing spend, supply chain and real estate operations

•    President, Verizon Telecom (2006 – 2009) – led the $30 billion business unit for Verizon’s consumer, general business and wholesale customers

Education

•    BS, Chemical Engineering, Stevens Institute of Technology

•    MS, Telecommunications Management, Brooklyn Polytechnic

•    Honorary Doctorate of Engineering, Stevens Institute of Technology

Also

Virginia is a Trustee of Stevens Institute of Technology and served as its first and only female chair of the Board in its 149-year history.

Joshua E.
Schechter

Private investor and public
company director

Age: 47

Independent Director since 2019

Public and Select Private

Board Membership

Support.com

Viad Corp

Genesco Inc. (until June 2019)

SunWorks, Inc. (until January 2020)

Qualifications

•    Financial Literacy

•    International Experience

•    M&A Experience

•    Public Affairs / Corporate Governance

•    Public Company Board Service

•    Retail Industry Experience

•    Senior Leadership & Strategic Planning

Experience

•    Co-President, Steel Partners Japan Asset Management, LP (2008 – 2013)

•    Managing Director, Steel Partners Ltd (2001 – 2013)

Education

•    BBA, University of Texas at Austin

•    MPA, Professional Accounting, University of Texas at Austin

Also

Josh enjoys coaching his children’s youth sports teams. He also enjoys reading.

PROPOSAL 1—ELECTION OF DIRECTORS

Andrea
Weiss

Founding Partner,

The O Alliance, LLC

Chief Executive Officer and

Founder, Retail Consulting Inc.

Age: 65

Independent Director since 2019

Public and Select Private

Board Membership

Cracker Barrel Old Country Store, Inc.

O’Reilly Automotive, Inc.

RPT Realty

Delivering Good, Inc. (Chairman of the Board)

Chico’s FAS, Inc. (until November 2018)

Qualifications

•    CEO Experience

•    Digital / Omnichannel

•    Diversity

•    Financial Literacy

•    Growth / Business Transformation

•    International Experience

•    Marketing (including Digital Marketing) / Personalization / Customer Experience

•    Operations Management Experience

•    Product Development

•    Public Affairs / Corporate Governance

•    Public Company Board Service

•    Retail Industry Experience

•    Senior Leadership & Strategic Planning

Experience

•    Founding Partner, The O Alliance, LLC (2014 – present)

•    Chairman, Grupo Cortefiel (2006 – 2007)

•    Chief Executive Officer and Founder, Retail Consulting Inc. (2002 – present)

•    President, dELiA*s, Inc. (2001 – 2002)

•    Executive Vice President and Chief Stores Officer, The Limited, Inc. (1998 – 2001)

•    President, Retail Operations, Guess?, Inc. (1996 – 1998)

•    Senior Vice President and Director, Stores, Ann Taylor Stores, Inc. (1992 – 1996)

Education

•    BFA, Virginia Commonwealth University

•    Masters of Administrative Science, The Johns Hopkins University

•    Post-Graduate Studies at Harvard Business School and The Kellogg School of Management at Northwestern University

Also

Andrea resides in Florida with her husband of 38 years where they breed thoroughbred horses.

PROPOSAL 1—ELECTION OF DIRECTORS

Mary A.
Winston

Founder and President,
WinsCo Enterprises Inc.

Age: 58

Independent Director since 2019

Public and Select Private Board Membership

Acuity Brands, Inc.

Domtar Corporation

Dover Corporation

Qualifications

•    CEO Experience

•    Diversity

•    Financial Literacy

•    Growth / Business Transformation

•    International Experience

•    Public Affairs / Corporate Governance

•    Public Company Board Service

•    Retail Industry Experience

•    Risk Management

•    Senior Leadership & Strategic Planning

Experience

•    President and Founder, WinsCo Enterprises Inc. (2016 – present)

•    Interim Chief Executive Officer, Bed Bath & Beyond Inc. (May 2019 – November 2019)

•    Executive Vice President and Chief Financial Officer, Family Dollar Stores Inc. (2012 – 2015)

•    Senior Vice President and Chief Financial Officer, Giant Eagle, Inc. (2008 – 2012)

•    Executive Vice President and Chief Financial Officer, Scholastic Corporation (2004 – 2007)

•    Various positions, including Vice President and Controller, Visteon Corporation (2002 – 2004), and Vice President, Global Financial Operations, Pfizer Inc. Pharmaceuticals Group (1995 – 2002)

•    Started her career as a CPA and auditor at Arthur Andersen & Co.

Education

•    BBA, Accounting, University of Wisconsin, Milwaukee

•    MBA, Finance, Marketing and International Business, Northwestern University’s Kellogg Graduate School

•    CPA

Also

Mary is passionate about travel, exercise and spending time with family.

PROPOSAL 1—ELECTION OF DIRECTORS

Ann Yerger Advisor, Spencer Stuart North America Board Practice Age: 58 Independent Director since 2019 Public and Select Private Board Membership Hershey Entertainment and Resorts

Qualifications

•    Diversity

•    Financial Literacy

•    Public Affairs / Corporate Governance

•    Senior Leadership & Strategic Planning

Experience

•    Member, Grant Thornton Audit Quality Advisory Council (2019 – present)

•    Advisor, Spencer Stuart North America Board Practice (2017 – present)

•    Executive Director, Center for Board Matters, Ernst & Young LLP (2015 – 2017)

•    Various positions including Executive Director, Council of Institutional Investors (1996 – 2015)

Education

•    BA, Economics, Duke University

•    MBA, Tulane University

•    CFA charterholder

Also

Ann loves spending time with her family and two dogs, and she enjoys visiting and hiking the US national parks.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

THE ELECTION OF THE 12 NOMINEES AS DIRECTORS.

PROPOSAL 1—ELECTION OF DIRECTORS

HOW WE ARE SELECTED AND EVALUATED

Directors are elected annually at each annual meeting to serve until the next annual meeting or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal.

The Board has adopted a policy regarding minimum qualifications for potential directors. These qualifications are considered by the Board and the Nominating and Corporate Governance Committee, together with other qualifications deemed useful in the context of an assessment of the current needs of the Board. These qualifications reflect the desirability of selecting directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to the affairs of the Company;

•	are able to work with the other members of the Board and contribute to the success of the Company;

•	can represent the long-term interests of the Company’s shareholders as a whole; and

•	are selected such that the Board represents a range of backgrounds, experience, ages and diversity of gender, race, ethnicity and geography.

The Nominating and Corporate Governance Committee also considers applicable legal and regulatory requirements that govern the composition of the Board. Accordingly, (i) a majority of the Board must be comprised of independent directors (as defined by Nasdaq), (ii) at least three members of the Board must have the requisite financial literacy to serve on the Company’s Audit Committee, (iii) at least one member of the Board must satisfy Nasdaq’s “financial sophistication” requirement (and should also be an “audit committee financial expert” (as defined by the SEC)), and (iv) there must be a sufficient number of independent directors to ensure that the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee are each comprised entirely of independent directors.

Qualified candidates for membership on the Board will be considered without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The Nominating and Corporate Governance Committee endeavors to include women and minority candidates in the qualified pool from which Board candidates are chosen and, when nominated and elected, to consider such directors for leadership on the Board and its committees. The Nominating and Corporate Governance Committee reviews and evaluates each candidate’s character, judgment, skills (including financial literacy), background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company’s shareholders), as well as the overall composition of the Board, and recommends to the Board for its approval the slate of directors to be nominated for election at the Annual Meeting. In addition, the Company’s Corporate Governance Guidelines limit the number of outside board memberships of our directors. The Board values diversity, in its broadest sense, reflecting, but not limited to, geography, gender, age, race, ethnicity and life experience and is committed to a policy of inclusiveness.

The Board of Directors believes it is structured to provide oversight, direction and guidance to management. In doing so, the members of the Board bring to their service valuable expertise in a wide range of subjects relevant to the Company in the execution of its strategy. The Board, as part of its annual self-assessment and on an ongoing basis as appropriate, considers the skills and experience of its members in relation to the needs of the Company.

Board Refreshment Initiative

Following engagement with our shareholders, and in consideration of their constructive feedback, over the last few years the Board has undergone a complete overhaul, with all 12 of our director nominees appointed within the last three years. The Board recently completed its annual self-assessment process, and constantly assesses the current needs of the Board. This effort is intended to help ensure that directors possess an appropriate mix of skills and experience, including a balance between new and experienced directors and a further alignment of the attributes of the directors with the Company’s strategic needs.

In furtherance of this initiative, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has taken the following actions:

•

In May 2020, Harriet Edelman, an independent director, was appointed as Chair of the Board. Ms. Edelman joined our Board of Directors in May 2019, and brings three decades of global operating experience in consumer goods and financial services. Ms. Edelman currently serves as a member of the Compensation Committee, has notified the Board that she intends to step down from the Compensation Committee effective as of July 1, 2020, and has stepped down as Chair of the Audit Committee.

PROPOSAL 1—ELECTION OF DIRECTORS

•

In November 2019, Mark J. Tritton, the Company’s new President and Chief Executive Officer, joined the Board. Mr. Tritton has over 30 years of experience in the retail industry, including most recently as Executive Vice President and Chief Merchandising Officer at Target Corporation, where he was instrumental in transforming the omni-channel shopping experience.

•	In addition to Ms. Edelman, in May 2019, the following directors joined our Board of Directors:

•

John E. Fleming who brings four decades of ecommerce architecture, strategy and big box marketing and merchandising experience. Mr. Fleming, an independent director, currently serves as Chair of the Compensation Committee.

•	Sue E. Gove who brings significant retail operations and turnaround expertise. Ms. Gove, an independent director, currently serves on the Nominating and Corporate Governance Committee.

•	Jeffrey A. Kirwan who brings extensive retail operations and global supply chain experience. Mr. Kirwan is an independent director.

•

Harsha Ramalingam who brings over 30 years of operational leadership experience and global expertise in areas including enterprise technology and consumer e-commerce. Mr. Ramalingam, an independent director, currently serves on the Nominating and Corporate Governance Committee.

•	Joshua E. Schechter who brings extensive M&A, corporate governance, investment and turnaround expertise. Mr. Schechter, an independent director, currently serves as Chair of the Audit Committee.

•

Andrea Weiss who brings significant entrepreneurial leadership experience in the retail industry, and who was an early innovator in multi-channel commerce. Ms. Weiss, an independent director, currently serves on the Audit Committee.

•

Mary A. Winston who brings significant governance expertise across a broad range of industries, having served on large public company boards and audit committees for many years. Ms. Winston served as the Company’s Interim Chief Executive Officer from May 2019 until November 2019, when Mr. Tritton was appointed as the Company’s President and Chief Executive Officer. Ms. Winston is an independent director.

•

Ann Yerger who brings extensive leadership experience as a nationally recognized governance specialist. Ms. Yerger, an independent director, currently serves on the Nominating and Corporate Governance and Compensation Committees.

•

In April 2018, Johnathan (“JB”) Osborne, an independent director with extensive consumer branding and marketing experience, within ecommerce and other retail models, joined our Board. He currently serves on the Audit Committee.

•

In June 2017, Virginia P. Ruesterholz, an independent director who brings three decades of large-scale operational and transformational leadership experience with a Fortune 50 company, joined our Board following her election at the Company’s 2017 Annual Meeting of Shareholders. She currently serves as Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee.

•	This Board refreshment initiative remains ongoing, and the Board expects it to result in further changes to the Board’s composition over the next several years.

•

Our Board continues to be committed to sound and effective corporate governance principles and practices, including board diversity, and recruitment of new directors to complement the existing skills and experience of our Board.

The Board holds regular meetings each quarter and special meetings when necessary. The Board held 32 meetings during the fiscal year ended February 29, 2020 (“fiscal 2019”). Directors are expected to attend the Board meetings and meetings of committees of the Board on which they serve. Absent unusual circumstances, the Company expects the members of the Board to attend the Company’s Annual Meeting of Shareholders. During fiscal 2019, all of the Company’s incumbent directors attended 75% or more of the total number of meetings of the Board of Directors and committees on which he or she served. All of the Company’s then current directors attended the 2019 Annual Meeting of Shareholders.

PROPOSAL 1—ELECTION OF DIRECTORS

Corporate Governance at Bed Bath & Beyond

Our Corporate Governance Framework

The Board believes that good corporate governance accompanies and aids the Company’s long-term success, and, in coordination with the Nominating and Corporate Governance Committee, regularly reviews the Company’s corporate governance policies and practices. The Investor Stewardship Group (ISG), which includes some of the largest institutional investors and global asset managers and advocates for best practices in corporate governance, has established a framework of governance principles forming a baseline of expectations for US corporations. We believe that the Company’s policies and practices are aligned with the ISG’s principles.

As discussed in more detail in the following sections, our corporate governance policies and practices include, among other things:

Practice	Description
Accountability to Shareholders
Annual elections	All directors are elected annually, which reinforces our Board’s accountability to shareholders
Majority voting standard

Our Amended and Restated By-laws provide for a “majority voting” standard in uncontested director elections. An incumbent director that does not meet the majority voting standard must promptly offer to resign from the Board

Board refreshment

Following engagement with our shareholders, and in consideration of their constructive feedback, over the last few years the Board has undergone a complete overhaul, with all 12 of our directors standing for re-election appointed within the last three years. The Board recently completed its annual self-assessment process, and constantly assesses the current needs of the Board

Proxy access

Our Amended and Restated By-laws provide that any shareholder or group of up to 20 shareholders owning 3% or more of the Company’s common stock continuously for at least the previous three years may nominate and include in our proxy materials director nominees totaling up to the greater of 20% of the Board or at least two directors

Shareholder engagement	We are committed to active shareholder engagement, including by directors, to directly gather investor perspectives
Strong, Independent Leadership
Independence	A majority of our directors must be independent. Currently, all of our directors other than our CEO are independent. The Board holds regular executive sessions of independent directors
Independent Chair

We currently have an independent Chair of the Board. If in the future our CEO is also the Chair of the Board or the Chair of the Board is otherwise not independent, we require an independent director to serve as Lead Director

Board Committees

The Nominating and Corporate Governance Committee reviews and recommends Committee membership. All of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors. Each of our committees is chaired by an independent director, and each committee has an extensive detailed charter outlining the committee’s duties and responsibilities

PROPOSAL 1—ELECTION OF DIRECTORS

Practice	Description
Board Structure
Diversity	Our Board has a diversity of perspectives, backgrounds, ages, gender, race and ethnicity and reflects the diversity of the Company’s loyal customers and dedicated associates
Director overboarding policy

Our CEO and any director that is a “Named Executive Officer” of any public company is expected to serve on no more than one other public company board. Other directors are expected to serve on no more than three other public company boards

Self-Assessments	The Board and each of its committees conduct annual self-assessments
Risk oversight	The Board and the Audit Committee annually review and engage with the Company’s Enterprise Risk Management (“ERM”) process
Management succession planning

The Compensation Committee (in consultation with the Nominating and Corporate Governance Committee) is responsible for the oversight of management succession planning for the CEO and other executive officers of the Company

Compensation Practices and Alignment with Shareholders
Compensation practices	The Compensation Committee is dedicated to aligning the Company’s executive compensation practices with the long-term strategy of the Company and the Company’s compensation design pillars
Clawback and anti-hedging and pledging policies	We have in place a clawback policy, and do not permit our executive officers to hedge the Company’s securities, and restrict their ability to pledge the Company’s securities
Stock ownership guidelines for officers and directors	The Board adopted enhanced stock ownership guidelines for the Company’s officers and directors

Anti-Hedging and Anti-Pledging Policies

Our directors and executive officers are prohibited from hedging Company securities, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, exchange funds, puts, calls, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. In addition, our directors and executive officers are prohibited from pledging Company securities as collateral for a loan or from holding Company securities in a margin account, unless they certify to the Company’s General Counsel their financial capacity to repay the covered loan without resort to the pledged securities.

HOW WE ARE GOVERNED AND GOVERN

Board Leadership

On May 29, 2020, Harriet Edelman was appointed as independent Chair of the Board. As independent Chair of the Board, Ms. Edelman presides at all meetings of the shareholders and of the Board of Directors, and has such powers and performs such other duties required by statute or the Company’s Amended and Restated By-laws and as set forth in the Corporate Governance Guidelines or as the Board may from time to time determine. The Board believes this structure represents good governance, particularly in addressing the coordination and oversight of the considerable committee work that has already taken place and that lies immediately ahead. Under the Company’s Corporate Governance Guidelines, if the Board, upon the recommendation of the Nominating and Corporate Governance Committee, decides in the future that, given the then current circumstances, combining the positions of Chair and Chief Executive Officer would foster a more effective and efficient Board, or the Chairman is otherwise determined by the Board to not be independent, then the independent directors will designate an independent director to serve as Lead Director. The Lead Director would generally have the duties and responsibilities of the current independent Chair of the Board, unless otherwise determined by the Board.

Director Independence

The Board, upon the advice of the Nominating and Corporate Governance Committee, has determined that Mmes. Bell-Rose, Edelman, Gove, Ruesterholz, Winston, Weiss and Yerger, and Messrs. Fleming, Gaston, Kirwan, Osborne, Schechter and Ramalingam each are “independent directors” under the independence standards set forth in Nasdaq Listing Rule 5605(a)(2).

PROPOSAL 1—ELECTION OF DIRECTORS

These determinations were based on the fact that each of these individuals is not an executive officer or employee of the Company or has any other relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Gaston and Ms. Bell-Rose are not standing for re-election at the Annual Meeting, and their terms as directors will conclude at the end of the Annual Meeting.

In addition, the Board, upon the advice of the Nominating and Corporate Governance Committee, determined that our former directors Dean S. Adler, Stanley F. Barshay, Klaus Eppler, Jordan Heller and Victoria A. Morrison were each “independent directors” under the independence standards set forth in Nasdaq Listing Rule 5605(a)(2). Each of these former directors resigned as members of the Board of Directors effective May 1, 2019.

The Board’s independence determination is analyzed annually in both fact and appearance to promote arms-length oversight. In making its independence determination this year, the Board considered relationships and transactions since the beginning of the Company’s 2019 fiscal year. The Board’s independence determinations included reviewing the following relationships, and a determination that the relationships and the amounts involved, in each case was immaterial.

During fiscal 2019, the Company engaged Boston Consulting Group to provide consulting services in connection with the Company’s ongoing business transformation. Mr. Ramalingam is a non-employee senior advisor at Boston Consulting Group. Mr. Ramalingam was not involved in any decision by the Company to engage Boston Consulting Group. The amounts paid by the Company to Boston Consulting Group represented a small fraction of 1% of the annual revenues of Boston Consulting Group.

The Company leases 14 stores (or less than 1% of the Company’s total stores) from RPT Realty, on whose Board of Directors Ms. Weiss serves. The rental income from these stores represents approximately 3% of the total annual minimum rent received by RPT Realty.

As the Board determined that these relationships and the amounts involved were immaterial, the Board does not believe that these relationships or the amounts involved might reasonably impair the ability of Mr. Ramalingam or Ms.  Weiss to act in the shareholders’ best interests.

Committees of the Board of Directors

The Board has established standing committees to assist with the performance of its responsibilities. These include: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The Board has adopted written charters for the Audit, Compensation, and Nominating and Corporate Governance Committees. The charters are available in the Investor Relations section of the Company’s website at www.bedbathandbeyond.com. All members of the Audit, Compensation and Nominating and Corporate Governance Committees are considered independent pursuant to applicable SEC and Nasdaq rules, and all members of the Compensation Committee meet the “outside directors” requirements for purposes of applicable tax law.

Prior to the appointment of Mr. Tritton as President and CEO and the Company’s new senior leadership team, the Board formed a Business Transformation and Strategy Review Committee. The Board appointed the initial members of the Business Transformation and Strategy Review Committee on May 1, 2019, and the committee held 6 meetings during fiscal 2019. In June 2020, upon the recommendation of the Nominating and Corporate Governance Committee, the Board decided to disband the Business Transformation and Strategy Review Committee and determined that oversight, direction and guidance of business strategy and transformation will be assumed by the full Board in the future. The Company’s new senior leadership team has extensive experience and expertise in retail, omnichannel and business transformation. The Board expresses its appreciation for the work and contributions of this Committee during the past year.

AUDIT

The Audit Committee assists the Board in fulfilling its oversight responsibilities by (i) overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and (ii) reviewing the financial reports and other financial information provided by the Company to the public. In addition, the functions of this Committee have included, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their annual audit and reviewing the Company’s internal accounting controls.

The Audit Committee also advises and assists the Board in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company’s quarterly and annual financial statements and financial reporting processes; (ii) the Company’s earnings announcements, as well as financial information and earnings guidance provided to analysts and ratings agencies; (iii) audits of the Company’s financial statements; (iv) the Company’s internal control system and the quality of internal control by

PROPOSAL 1—ELECTION OF DIRECTORS

management; (v) management’s practices to ensure adequate risk management and business continuity; (vi) compliance with legal and regulatory requirements and the Company’s ethical conduct policy; (vii) the independent auditor’s qualifications, independence and performance; (viii) the performance of the Company’s internal audit function; (ix) cyber-security, data privacy, information technology and information protection; and (x) procedures for receipt and treatment of complaints received by the Company from its customers, vendors or employees relating to accounting, internal accounting controls or auditing matters. The Audit Committee also participates in the Company’s ERM process, as discussed in more detail below.

The Audit Committee held 8 meetings during fiscal 2019. This Committee is comprised of independent directors Joshua E. Schechter, Chair, JB Osborne, Virginia P. Ruesterholz, and Andrea Weiss. The Board has determined Joshua E. Schechter and Andrea Weiss qualify as “audit committee financial experts.” Harriet Edelman stepped down from the Audit Committee on May 29, 2020 in connection with her appointment as independent Chair of the Board.

COMPENSATION

The Compensation Committee assists the Board by (i) considering and determining all matters relating to the compensation of the CEO and other executive officers (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such other key executives as the Committee shall determine; (ii) administering and functioning as the Committee that is authorized to make grants and awards of equity compensation to executive officers and such other key executives as the Committee shall determine under the Company’s equity compensation plans; and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Committee’s consideration. The Compensation Committee (in consultation with the Nominating and Corporate Governance Committee) is also responsible for the oversight of management succession planning for the CEO and other executive officers of the Company. The Committee has the authority to engage consultants and other advisors.

The Compensation Committee held 40 meetings during fiscal 2019. This Committee is comprised of independent directors John E. Fleming, Chair, Harriet Edelman, Patrick R. Gaston and Ann Yerger. Ms. Edelman has notified the Board that she intends to step down from the Compensation Committee effective as of July 1, 2020. Upon the completion of the Annual Meeting, Mr. Gaston will step down from the Board and the Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE

The Nominating and Corporate Governance Committee assists the Board by (i) reviewing and recommending changes in certain policies regarding the nomination of directors to the Board for its approval; (ii) identifying individuals qualified to become directors; (iii) evaluating and recommending for the Board’s selection nominees to fill positions on the Board; (iv) advising the Board with respect to leadership of the Board and the structure and composition of the committees of the Board; (v) facilitating the annual assessment of the performance of the Board and its committees; and (vi) advising and making recommendations to the Board with respect to corporate governance matters, including the Company’s corporate governance policies. The Committee’s policy is to identify potential nominees based on properly submitted suggestions from any source, including the Company’s shareholders, and has established procedures to do so. Shareholders may recommend nominees to the Committee by submitting the names and supporting information in writing to the Company’s Corporate Secretary at 650 Liberty Avenue, Union, New Jersey 07083. In addition, the Board may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate. The Nominating and Corporate Governance Committee also has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee held 7 meetings during fiscal 2019. This Committee is comprised of independent directors Virginia P. Ruesterholz, Chair, Stephanie Bell-Rose, Patrick R. Gaston, Sue E. Gove, Harsha Ramalingam and Ann Yerger. Upon the completion of the Annual Meeting, Mr. Gaston and Ms. Bell-Rose will step down from the Board and the Nominating and Corporate Governance Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee was (i) during fiscal 2019, an officer or employee of the Company or any of its subsidiaries or (ii) formerly an officer of the Company or any of its subsidiaries.

None of our executive officers currently serve, or in fiscal 2019 has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

PROPOSAL 1—ELECTION OF DIRECTORS

GOVERNANCE GUIDELINES AND POLICIES; ADDITIONAL INFORMATION

The Board has adopted, and posts on the Investor Relations section of its website:

•	Corporate Governance Guidelines, including the Company’s Policies on Director Nominations and Director Attendance at the Annual Meeting;

•	how shareholders can communicate with the Board of Directors; and

•	the Company’s policy of Ethical Standards for Business Conduct that applies to all associates (including all officers) and members of the Board of Directors.

The Company maintains directors and officers insurance coverage. This insurance covers directors and officers individually where exposures exist other than those for which the Company is able to provide indemnification and covers the Company for its indemnity obligation to the directors and officers. This coverage is from September 15, 2019 through September 15, 2020, at a total cost of approximately $1.7 million. The primary current carrier is Zurich American Insurance Company. The excess carriers are XL Specialty Insurance Company, Argonaut Insurance Company, RSUI Indemnity Company, RLI Insurance Company, State National Insurance Company, Continental Insurance Company, Old Republic Insurance Company, National Union Fire Insurance Co. of Pittsburgh, PA, Travelers Casualty & Surety Company of America, and Endurance American Insurance Company. Although no assurances can be provided, the Company intends to maintain directors and officers coverage from September 15, 2020 through September 15, 2021.

During fiscal 2019, the Company advanced expenses to Steven Temares, the former Chief Executive Officer and a former director of the Company, in the amount of approximately $41,000, which advancement of expenses was made pursuant to the Amended and Restated By-laws of the Company and approved by the Board. The advancement related to expenses incurred by Mr. Temares following his termination of employment with the Company in connection with the Compensation Committee’s review of the 2018 Performance Peer Group used for purposes of the fiscal 2018 performance stock unit (“PSU”) grant. As a condition of such advancement, Mr. Temares agreed that if it was ultimately determined that he was not entitled to such payment, he would repay such amount to the Company.

RISK OVERSIGHT

As part of its oversight responsibility, the Board receives at least annually a report on the material risks facing the Company, which are identified through the Company’s ERM process. This report is presented to the Audit Committee by a committee of key executives representing legal, finance and internal audit (the “Executive Risk Committee”), and results from a formal process where members of the Executive Risk Committee meet with executives of each principal business function to identify and assess the significant risks in each such business function’s areas of responsibility. The members of the Executive Risk Committee then analyze with those executives what risk mitigation efforts are or should be in place to eliminate or reduce such risks to acceptable levels, where possible, and then engage on these matters with the Audit Committee, which then reports to the full Board. In the annual ERM report, areas of risk and mitigation efforts reviewed with the Audit Committee and the full Board in furtherance of the Board’s oversight responsibilities generally include: general business risks, such as economic forces, competition, pandemics and weather; employment-related risks, such as recruitment and retention, succession, labor costs and associate relations; data security risks with respect to the Company, associate and customer data; compliance risks associated with the range of legal, accounting, tax and financial reporting systems under which the Company operates; supply chain risks, including disruption arising from political instability or labor disturbances, supplier financial stability and legal compliance; and compliance with a variety of product, labor, social and environmental standards. The Audit Committee and the full Board are updated on certain risks more frequently than annually, upon request or as developments warrant.

The ERM process and report to the Audit Committee, and the Audit Committee’s report to the Company’s Board of Directors, also informs the more detailed Risk Factor disclosure in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

In May 2020, the Compensation Committee performed a risk assessment of our compensation programs, which included an analysis of the risk associated with the Company’s executive compensation program conducted by Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant. In its review, the Compensation Committee considered the balance between pay components, measures of performance, magnitude of pay, pay caps, plan time horizons and overlapping performance cycles, program design and administration, and other features that are designed to mitigate risk (such as stock ownership guidelines and a clawback policy). Following its review, the Compensation Committee determined that the Company’s compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

PROPOSAL 1—ELECTION OF DIRECTORS

CORPORATE RESPONSIBILITY

We recognize the importance of environmental, social and governance issues. We have a longstanding dedication to improving the communities where we operate. Since we first opened our doors in 1971, our top priority has been our commitment to customer service and being a responsible corporate citizen, which remains true today. Working together and communicating with our associates, customers, suppliers and communities creates better outcomes on issues that matter to us all. Corporate responsibility is an enterprise-wide commitment informed by and integrated into our business strategy.

We publish an annual Corporate Responsibility Report to report on environmental, social and governance issues most important to our business. This report is available in the Governance Documents section of the Company’s Investor Relations website available at www.bedbathandbeyond.com. The Board, its committees and the Company’s management share responsibility for overseeing the Company’s corporate responsibility programs.

HOW WE ARE PAID

The Director Compensation Table provides compensation information for each member of our Board of Directors during fiscal 2019, other than Mr. Tritton, our President and CEO, Warren Eisenberg and Leonard Feinstein, our former Co-Chairmen, Steven H. Temares, our former CEO, and Mary A. Winston, our former Interim CEO, whose compensation is reflected in the Summary Compensation Table. Messrs. Tritton, Eisenberg, Feinstein and Temares did not receive any director fees for fiscal 2019, since they received compensation in their capacity as executives of the Company. The director fees that Ms. Winston received during the portion of the year that she was not serving as our Interim CEO are reflected in the Summary Compensation Table. Messrs. Eisenberg and Feinstein resigned as members of the Board effective May 1, 2019, and Mr. Temares resigned as a member of the Board on May 13, 2019.

Annual director fees for fiscal 2019 were $90,000. In addition, directors serving on standing committees of the Board were paid as follows: an additional $10,000 for Audit Committee members (or, effective as of May 1, 2019, $25,000 for the Chair of the Audit Committee); an additional $7,500 for Compensation Committee members (or, effective as of May 1, 2019, $25,000 for the Chair of the Compensation Committee); an additional $5,000 for Nominating and Corporate Governance Committee members (or, effective as of May 1, 2019, $16,500 for the Chair of the Nominating and Corporate Governance Committee); and, effective as of May 1, 2019, an additional $10,000 for Business Transformation and Strategy Review Committee members (or $20,000 for the Chair of the Business Transformation and Strategy Review Committee). The Business Transformation and Strategy Review Committee was disbanded in June 2020. Members of the Chief Executive Officer Search Committee, other than Mary Winston, were each paid a one-time fee of $6,000 for serving in that capacity (the members of the Chief Executive Officer Search Committee were Virginia Ruesterholz (Chair), John Fleming, Patrick Gaston, Sue Gove, JB Osborne and Mary Winston). Effective as of April 21, 2019, the date that Patrick R. Gaston was appointed to the role of Independent Chairman of the Board (from which he stepped down effective as of May 29, 2020), the Board approved an annual retainer in the amount of $200,000 for the Company’s independent Chair of the Board (in addition to the standard annual director fees received by the independent Chair of the Board), with 75% payable in cash and 25% payable in restricted stock on the date of the Annual Meeting of Shareholders (calculated based on the average of the high and low trading prices on such date). With the exception of establishing fees for the independent Chair of the Board, committee Chair fees and the fees for members of the Business Transformation and Strategy Review Committee and Chief Executive Officer Search Committee formed during fiscal 2019, and increasing, effective as of May 1, 2019, the fee for the Lead Independent Director, if any, from $15,000 to $30,000, director fees were unchanged during fiscal 2019. The Company does not pay per meeting fees. Director fees are paid on a quarterly basis. Directors have the right to elect to receive all or 50% of their fees in stock. In addition to the fees above, each director, other than Messrs. Tritton, Eisenberg, Feinstein and Temares and Ms. Winston, received a grant of restricted stock under the Company’s 2012 Incentive Compensation Plan (the “2012 Plan”) with a fair market value equal to $81,000 on the date of the Company’s 2019 Annual Meeting of Shareholders (calculated based on the average of the high and low trading prices on such date). Such restricted stock vested on the last day of fiscal 2019.

PROPOSAL 1—ELECTION OF DIRECTORS

As described above and more fully below, the following table summarizes the annual compensation for the directors, other than Messrs. Tritton, Eisenberg, Feinstein, and Temares and Ms. Winston during fiscal 2019.

	Fees Earned or Paid in Cash($)		Stock Awards ($)(1)(2)		Total ($)

Dean S. Adler	16,209	(3)	—		16,209

Stanley F. Barshay	16,209	(3)	—		16,209

Stephanie Bell-Rose	94,190		81,000		175,190

Harriet Edelman	101,532		81,000		182,532

Klaus Eppler	15,783	(3)	—		15,783

John E. Fleming	93,479		81,000		174,479

Patrick R. Gaston	299,674	(4)	124,269	(5)	423,943

Sue E. Gove	78,294		81,000		159,294

Jordan Heller	15,804	(3)	—		15,804

Jeffrey A. Kirwan	76,099	(6)	81,000		157,099

Victoria A. Morrison	15,398	(3)	—		15,398

Johnathan B. (“JB”) Osborne	114,379		81,000		195,379

Harsha Ramalingam	87,610		81,000		168,610

Virginia P. Ruesterholz	123,015		81,000		204,015

Joshua E. Schechter	76,099		81,000		157,099

Andrea Weiss	99,505	(7)	81,000		180,505

Ann Yerger	85,886	(7)	81,000		166,886
(1)

The value of stock awards represents their respective total fair value on the date of grant calculated in accordance with Accounting Standards Codification (“ASC”) Topic No. 718, “Compensation—Stock Compensation” (“ASC 718”), without regard to the estimated forfeiture related to service-based vesting conditions. All assumptions made in the valuations are contained and described in Note 14 to the Company’s financial statements in the Company’s Annual Report on Form 10-K for fiscal 2019. Stock awards are rounded up to the nearest whole share when converted from dollars to shares. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the directors.

(2)

Represents the value of 8,342 restricted shares of common stock of the Company granted under the Company’s 2012 Plan at fair market value on the date of the Company’s 2019 Annual Meeting of Shareholders ($9.71 per share, the average of the high and low trading prices on July 25, 2019), such restricted stock to vest on the last day of the fiscal year of grant provided that the director remains in office until the last day of the fiscal year. No stock awards were outstanding for each non-employee director as of February 29, 2020.

(3)	Resigned as a director effective as of May 1, 2019.

(4)	Mr. Gaston received a fee in respect of his service as Lead Independent Director from April 1, 2019 through April 20, 2019, at an annualized rate of $15,000 per year.

(5)

In addition to the 8,342 restricted shares of common stock mentioned in note 2 above, Mr. Gaston also received 4,457 restricted shares of common stock of the Company representing one quarter of the Independent Chairman of the Board retainer for fiscal year 2019, granted under the Company’s 2012 Plan at fair market value on the date of the Company’s 2019 Annual Meeting of Shareholders ($9.71 per share, the average of the high and low trading prices on July 25, 2019), such restricted stock to vest on the last day of the fiscal year of grant provided that the director remains in office until the last day of the fiscal year.

(6)

100% percent of Mr. Kirwan’s fees were paid in shares of common stock of the Company pursuant to the Bed Bath & Beyond Plan to Pay Directors Fees in Stock and the number of shares was determined (in accordance with the terms of such plan) based on the fair market value per share on the second business day following the announcement of the Company’s financial results for its fiscal third quarter, which was $14.18 per share, the average of the high and low trading prices on January 10, 2020.

(7)

50% of Mmes. Yerger and Weiss’ fees were paid in shares of common stock of the Company pursuant to the Bed Bath & Beyond Plan to Pay Directors Fees in Stock and the number of shares was determined (in accordance with the terms of such plan) based on the fair market value per share on the second business day following the announcement of the Company’s financial results for its fiscal third quarter, which was $14.18 per share, the average of the high and low trading prices on January 10, 2020.

In June 2020, based on input and recommendations from Meridian, and upon the recommendation of the Compensation Committee and the Nominating and Corporate Governance Committee, the Board approved the following enhancements to our stock ownership guidelines applicable to our non-employee directors:

•	each non-employee director is required to own Bed Bath & Beyond stock with a value of at least five times such director’s annual cash retainer;

PROPOSAL 1—ELECTION OF DIRECTORS

•	each non-employee director must hold 50% of the net after-tax shares they receive in connection with equity awards until their ownership requirement is met; and

•	the price used to determine compliance with the guidelines will be the 20-day trading average at each fiscal year-end.

Fiscal 2020

As announced by the Company on April 2, 2020, in light of the uncertainty caused by the COVID-19 pandemic, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved a 30% reduction of all cash retainers payable to the independent members of the Board in respect of their Board service, service as a member or Chair of any committee of the Board and service as the Chair of the Board for the first quarter of the Company’s 2020 fiscal year.

HOW TO COMMUNICATE WITH US AND HOW WE LISTEN

Shareholder Outreach—We Listened, Learned & Responded

Over the course of the last year, among other things, the Board has taken the following actions to refresh the Board and bolster the Company’s executive management team:

•	Appointed nine new independent directors with relevant skill sets for accelerating the business transformation underway and to promote robust Board oversight;

•	Appointed Harriet Edelman, an independent director with three decades of global operating experience in consumer goods and financial services, as independent Chair of the Board;

•	Appointed Mary A. Winston, a seasoned public company executive, as Interim CEO;

•

Appointed Mark J. Tritton as President and Chief Executive Officer. Mr. Tritton has over 30 years of experience in the retail industry, including most recently as Executive Vice President and Chief Merchandising Officer at Target Corporation, where he was instrumental in transforming the omni-channel shopping experience;

•

Appointed a new world-class senior leadership team, including Gustavo Arnal, Executive Vice President, Chief Financial Officer and Treasurer, Cindy Davis, Executive Vice President, Chief Brand Officer of the Company and President, Decorist, LLC, John Hartmann, Executive Vice President, Chief Operating Officer of the Company and President, buybuy BABY, Inc., Joe Hartsig, Executive Vice President, Chief Merchandising Officer of the Company and President of Harmon Stores Inc., Arlene Hong, Executive Vice President, Chief Legal Officer and Corporate Secretary, Rafeh Masood, Executive Vice President, Chief Digital Officer, and Gregg Melnick, Executive Vice President and Chief Stores Officer.

Throughout each year, management and members of our Board actively engage with our shareholders. Over time, in addition to our day-to-day interactions with investors, we have expanded our shareholder engagement efforts to include a greater focus on areas such as executive compensation, governance and other topics suggested by our shareholders.

Shareholder feedback, including through direct discussions and prior shareholder votes, as well as engagement with proxy advisory firms that represent the interests of a wide array of shareholders, is discussed at the Board level periodically throughout the year.

In preparation for our fiscal 2020 compensation decisions, we reached out to representatives from a variety of our shareholders, including index funds, hedge funds, public pension funds, and actively-managed funds, representing approximately 85% of our total shares outstanding, and members of the Board and the Compensation Committee, as well as senior officers, participated in in-person and telephone meetings with more than 50% of our total shares outstanding. While our executive compensation program received the advisory approval of approximately 83% of the shares voted at our 2019 Annual Meeting of Shareholders, the most favorable say-on-pay vote we have experienced in several years, we are committed to continuing our engagement with our shareholders on this and other topics.

During the course of this engagement, we discussed with shareholders the recent additions to our executive leadership team, our board refreshment and diversity, and the progress being made in executing our strategic objectives, including, among others, providing our customers with convenient omnichannel experiences; making significant investments in technology, analytics and value optimization to enable data-driven decision making; continuing enhancements of the in-store and digital customer experience; and evolving our product assortment to include a higher proportion of meaningfully differentiated owned-brands.

Shareholders and interested parties may direct communications to individual directors, to a Board committee, to the independent directors as a group, or to the Board as a whole, by addressing the communications to the appropriate party and sending them to Bed Bath & Beyond Inc., c/o Corporate Secretary, 650 Liberty Avenue, Union, NJ 07083. The Corporate Secretary will review all communications so addressed and will forward to the addressee(s) all communications determined to bear substantively on the business, management, or governance of the Company.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF AUDITORS FOR FISCAL 2020

APPOINTMENT OF KPMG LLP

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG LLP to serve as our independent auditors for fiscal 2020, subject to ratification by our shareholders. The Company’s auditors have been KPMG LLP for every year that it has been a public company. The Audit Committee and the Board of Directors believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interest of the Company and our shareholders.

Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so. If the proposal to ratify their appointment is not approved, other certified public accountants will be considered by the Audit Committee. Even if the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interest of the Company and its shareholders.

FEES PAID TO KPMG LLP FOR SERVICES AND PRODUCTS

The Audit Committee is responsible for the approval of the audit fee associated with the Company’s retention of KPMG LLP. The fees incurred by the Company for professional services rendered by and products purchased from KPMG LLP for fiscal 2019 and the fiscal year ended March 2, 2019 (“fiscal 2018”) were as follows:

	2019	2018
Audit Fees	$1,879,000	$1,644,000
Audit-Related Fees	—	10,000
Tax Fees	123,000	75,000
All Other Fees	3,000	3,000

	$2,005,000	$1,732,000

In fiscal 2019 and fiscal 2018, in accordance with the SEC’s definitions and rules, “Audit Fees” included fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements and the quarterly reviews of the financial statements included in its Form 10-Q filings. In fiscal 2019, “Audit Fees” also includes fees for additional procedures due to the adoption of ASC Topic 842, “Leases,” upgrades to information technology systems and additional procedures related to the goodwill and other impairments, the sale leaseback transaction and the charge for incremental markdowns taken in fiscal 2019. In fiscal 2018, “Audit Fees” also include fees for additional procedures due to the adoption of ASC Topic 606, “Revenue from Contracts with Customers,” upgrades to information technology systems during fiscal 2018 and additional procedures related to the goodwill and other impairments. In fiscal 2018, “Audit-Related Fees” include fees for procedures required due to a Form S-8 registration statement. In fiscal 2018, “Tax Fees” included fees associated with tax planning, tax compliance (including review of tax returns) and tax advice (including tax audit assistance). The Audit Committee has concluded that the provision of the foregoing services is compatible with maintaining KPMG LLP’s independence. In addition to fees for audit and non-audit services, in fiscal 2019 and 2018, the Company paid a subscription fee for a KPMG sponsored research product, reflected above in “All Other Fees.” The Audit Committee has concluded that the provision of the foregoing services and products is compatible with maintaining KPMG LLP’s independence.

PRE-APPROVAL POLICIES AND PROCEDURES

In accordance with the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided to the Company by its outside auditor. To the extent permitted by applicable laws, regulations and Nasdaq rules, the Committee may delegate pre-approval of audit and non-audit services to the Chair of the Audit Committee or one or more members of the Committee, within certain parameters. Such member(s) must then report to the full Committee at its next scheduled meeting if such member(s) pre-approved any audit or non-audit services.

In fiscal 2019 and fiscal 2018, all (100%) audit and non-audit services were pre-approved in accordance with the Audit Committee charter.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF AUDITORS FOR FISCAL 2020

AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED FEBRUARY 29, 2020

The Audit Committee discussed the auditors’ review of quarterly financial information with the auditors prior to the release of that information and the filing of the Company’s quarterly reports with the SEC; the Audit Committee also met and held discussions with management and the independent auditors with respect to the audited year-end financial statements.

Further, the Audit Committee discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, ‘‘Communications with Audit Committees,’’ received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the auditors the auditors’ independence. The Committee also discussed with the auditors and the Company’s financial management matters related to the Company’s internal control over financial reporting. Based on these discussions and the written disclosures received from the independent auditors, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 29, 2020, filed with the SEC on April 29, 2020.

This audit committee report is not deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not incorporated by reference into any filings that the Company may make with the SEC. Harriet Edelman stepped down from the Audit Committee on May 29, 2020, in connection with her appointment as independent Chair of the Board.

AUDIT COMMITTEE

Joshua E. Schechter, Chair

Harriet Edelman

JB Osborne

Virginia P. Ruesterholz

Andrea Weiss

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS INDEPENDENT AUDITORS FOR FISCAL 2020.

EXECUTIVE COMPENSATION

Compensation Committee Report

The directors named below, who constitute the Compensation Committee, have submitted the following report for inclusion in this Proxy Statement.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC and incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal 2019.

COMPENSATION COMMITTEE

John E. Fleming, Chair

Harriet Edelman

Patrick R. Gaston

Ann Yerger

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

To Our Shareholders:

On behalf of the Compensation Committee of the Board of Directors of Bed Bath & Beyond Inc., we appreciate your continued support of the Company as it navigates the unprecedented COVID-19 situation and executes against its strategic transformation plan. Fiscal year 2019 saw the launch of the Company’s essential business transformation across many different fronts, with the Compensation Committee playing an important role in underpinning these efforts.

•	In May 2019, the composition of our Board, including the Compensation Committee, was refreshed as part of the broader transformation directive for the business.

•

One of our first actions as the new Compensation Committee was to develop a set of compensation design pillars to serve as principles for our redesign of the Company’s executive compensation program, with a focus on pay-for-performance as a unifying philosophy.

•

Throughout the course of fiscal 2019, we strove to apply these pillars to every key executive compensation decision that we made, including the hiring of our new President and CEO, Mark J. Tritton, in November 2019 pursuant to a competitive compensation framework.

•

Furthermore, we supported the build-out of a world-class, experienced, and diverse senior leadership team, providing them with compelling compensation packages which will recognize superior performance and success in our business transformation.

The impact of many of these executive compensation changes is not fully reflected in the pages that follow, as our disclosures in this Proxy Statement are required to cover only the compensation of our named executive officers who were in office during fiscal year 2019. However, the Compensation Committee believes that it has begun laying a solid foundation for the years to come. We remain committed to ensuring that we have the appropriate compensation programs in place to motivate and retain our senior executive team and to incentivize them to drive long-term, sustainable value for all of our stakeholders.

Thank you for the privilege of serving you as a Director of Bed Bath & Beyond.

John E. Fleming

Chair, Compensation Committee

EXECUTIVE COMPENSATION

Executive Summary

Scope of the CD&A

This CD&A describes Bed Bath & Beyond’s executive compensation philosophy and program. Importantly, we discuss how the new Compensation Committee has reshaped the Company’s executive compensation program to focus on the strategic priorities of the business and align with market practices and shareholder interests.

The leadership of Bed Bath & Beyond changed dramatically in the past twelve months, as detailed below. Mark J. Tritton joined us as our President and Chief Executive Officer in November 2019. Every other member of the senior executive team joined the Company in 2020, following the end of our 2019 fiscal year, other than Gregg Melnick, who joined the Company in 2018 and was appointed to his current role in 2020.

Named Executive Officers (“NEOs”) Fiscal Year 2019 (ending February 29, 2020)		Current Senior Executive Team Fiscal Year 2020 (starting March 1, 2020)
Mark J. Tritton	President and Chief Executive Officer (since November 2019)	Mark J. Tritton	President and Chief Executive Officer (since November 2019)
Robyn D’Elia[1]	Former Chief Financial Officer and Treasurer (until May 2020)	Gustavo Arnal	Executive Vice President, Chief Financial Officer & Treasurer (since May 2020)
Mary Winston[2]	Former Interim Chief Executive Officer (May to November 2019)	Cindy Davis	Executive Vice President, Chief Brand Officer and President, Decorist, LLC (since May 2020)
Steven Temares[3]	Former Chief Executive Officer (until May 2019)	John Hartmann	Executive Vice President, Chief Operating Officer, and President, buybuy BABY, Inc. (since May 2020)
Warren Eisenberg[4]	Former Executive Co-Chairman (until April 2019)	Joe Hartsig	Executive Vice President, Chief Merchandising Officer; President, Harmon Stores, Inc. (since March 2020)
Leonard Feinstein[4]	Former Executive Co-Chairman (until April 2019)	Arlene Hong	Executive Vice President, Chief Legal Officer and Corporate Secretary (since May 2020)
		Rafeh Masood	Executive Vice President, Chief Digital Officer (since May 2020)
		Gregg Melnick	Executive Vice President, Chief Stores Officer (since May 2020)

1.

Ms. D’Elia was Chief Financial Officer and Treasurer for the entire 2019 fiscal year but ceased serving in that role on May 4, 2020. Ms. D’Elia provided transitional services to the Company through May 8, 2020.

2.	Ms. Winston served as Chief Executive Officer on an interim basis from May 12, 2019, until Mr. Tritton joined the Company on November 4, 2019.
3.	Mr. Temares left the Company on May 12, 2019.
4.	Messrs. Eisenberg and Feinstein transitioned to the roles of Co-Founders and Co-Chairmen Emeriti of the Board and ceased to be officers of the Company on April 21, 2019.

This CD&A discusses compensation for the executives who were in office during fiscal year 2019, which ended February 29, 2020.

The composition of the Compensation Committee was substantially reconstituted in the past year. Three new members joined the Compensation Committee in May 2019, after most of the decisions covered in this CD&A were already made. Compensation packages for the new executive team, which were negotiated by the current Compensation Committee, are closely aligned with the Company’s new “Compensation Pillars,” which are discussed below.

EXECUTIVE COMPENSATION

Executive Compensation Design and Philosophy

The Compensation Committee is committed to dramatically transforming the compensation structure and culture at Bed Bath & Beyond and developing a pay-for-performance compensation program and philosophy that is responsive to shareholder views, reflects market best practices, and supports the Company’s business transformation strategy. The Compensation Committee convened over 30 meetings in fiscal year 2019 to discuss and amend the Company’s executive pay programs; craft and finalize the Company’s new design pillars (detailed below); retain a new compensation consultant; and structure, negotiate, and approve compensation arrangements for a new executive team.

2019 compensation design pillars	How we are implementing the compensation design pillars	Where to find more information

Peer Group

∎  Establish a single relevant peer group to use consistently to benchmark Company performance and compensation levels and practices.

∎  Review the peer group annually to ensure all companies remain appropriate in terms of both size and industry.

✓  In 2019, we selected a single, new peer group and used it to benchmark compensation and as a baseline for purposes of the relative total shareholder return (“TSR”) metric applicable to our 2019 PSU awards. In the past we relied on two separate peer groups for these purposes.

Pages 30-31

Compensation Benchmarking

∎  Establish fixed, short-term, long-term, and total target pay levels that are rigorously and appropriately benchmarked against our peer group.

∎  Utilize a reasonable blend of compensation elements, with the majority of target total compensation linked to long-term performance and TSR.

∎  Set annual compensation and long-term incentive targets generally at the median range for the peer group.

✓  Mr. Tritton’s fiscal 2020 compensation package includes target compensation that approximates the median CEO compensation for our peer group. In addition, Mr. Tritton’s employment agreement provides that, in fiscal 2020, approximately 88% of his target total compensation will be at risk (in the form of short- and long-term incentive opportunities) and the remainder will be fixed (in the form of base salary). This represents a significant change from legacy practices.

Pages 30-31; 35

Short- and Long-Term Incentives

∎  Establish a short-term incentive program with metrics based on key objectives that support the Company’s long-term strategic goals.

∎  Set metrics for long-term incentives that are closely aligned with TSR.

∎  Develop payout curves for annual and long-term incentive opportunities that provide strong incentives for superior performance and meaningful downside risk for underperformance, including the risk of forfeiture.

∎  Establish rigorous performance goals for target incentive payouts.

✓  The PSUs awarded in 2019 could be earned based on the achievement of both short-term (one-year) and long-term (three-year) performance goals. The selected performance metrics—earnings before interest and taxes, adjusted to exclude and disregard the impact of extraordinary items (“EBIT”) and relative TSR—are tied to the strategic imperatives of the business and are more closely aligned with shareholder value than relative EBIT margin and relative return on invested capital (“ROIC”)—metrics used in prior years.

✓  The potential payout for the 2019 PSUs ranges between 0% and 150% of target, based on the Company’s performance against prescribed goals. A TSR “regulator” will cap payouts on the long-term PSUs at 100% of target if the Company’s TSR over the performance period is negative.

✓  The 2019 PSUs subject to a one-year performance period were designed to serve as a short-term incentive during a transitional year. Ms. D’Elia was the only NEO who received a 2019 short-term PSU grant. These PSUs did not pay out because we did not meet the threshold performance requirement.

Pages 32-35; 37-38

EXECUTIVE COMPENSATION

2019 compensation design pillars	How we are implementing the compensation design pillars	Where to find more information

✓  The Compensation Committee anticipates that it will put in place a new annual cash incentive plan to begin in fiscal 2020 for the Company’s senior executives.

✓  Pursuant to his employment agreement, Mr. Tritton received a 2019 annual cash incentive opportunity with a target equal to $750,000.

Share Ownership Guidelines ∎ Ensure that directors and executives are subject to meaningful stock ownership guidelines to align their interests with those of our shareholders.

✓  Until recently, the Company’s share ownership guidelines required our CEO and outside directors to hold fixed dollar amounts of Bed Bath & Beyond common stock.

✓  In 2020, to reflect market practice, the Board enhanced the guidelines to apply to a broader group of executives and to require covered individuals to hold Bed Bath & Beyond common stock with a value equal to a multiple of their base salary or cash retainer, as applicable.

Page 39
Shareholder Outreach and Engagement ∎ Continue to engage with shareholders and vigorously solicit their feedback. ∎ Consider and appropriately address shareholder concerns.

✓  Over the past year, we reached out to representatives from shareholders representing approximately 85% of our total shares outstanding, and members of the Board and the Compensation Committee, as well as senior officers, participated in in-person and telephone meetings with more than 50% of our total shares outstanding.

Page 30

The compensation pillars are supplemented by compensation practices the Company has implemented to drive performance and align the interests of the Company’s executives with its shareholders.

What We Do		What We Don’t Do

✓	Align pay with performance and creation of value for shareholders	×	No performance goals for incentive awards that encourage excessive risk-taking

✓	Pay a substantial portion of executive compensation in the form of at-risk equity grants	×	No hedging of Company stock

✓	Conduct an annual say-on-pay vote	×	No repricing or backdating of stock options

✓	Engage directly with shareholders to discuss compensation	×	No payment of dividends on unvested performance share awards

✓	Maintain rigorous stock ownership guidelines for all executive officers and directors	×	No excessive perquisites or other supplemental benefits

✓	Require double-trigger change in control vesting provisions for in-progress equity awards	×	No excise tax gross-ups on severance payments

✓	Engage a fully independent compensation consultant that reports directly to the Compensation Committee	×	No guaranteed bonuses or long-term equity payouts

✓	Subject incentive compensation to a clawback in certain circumstances

✓	Conduct annual compensation risk assessments

✓	Cap long-term incentive awards if TSR is negative

✓	Benchmark against a relevant peer group of similarly-situated companies

✓	Use an appropriate mix of fixed and variable and short-term and long-term compensation elements

EXECUTIVE COMPENSATION

Shareholder Outreach

At the 2019 annual meeting, our executive compensation program received advisory approval of approximately 83% of the shares voted. Although this is the most favorable say-on-pay vote we have experienced in several years, the Compensation Committee is committed to earning a higher and consistent level of shareholder support in the coming years.

~83% Say on Pay favorable votes
85% of our total shares outstanding contacted

Over the past year, we reached out to representatives from a variety of our shareholders, including index funds, hedge funds, public pension funds, and actively-managed funds, representing approximately 85% of our total shares outstanding, and members of the Board and the Compensation Committee, as well as senior officers, participated in in-person and telephone meetings with more than 50% of our total shares outstanding.

Shareholders expressed their thoughts on past practices regarding executive compensation, with feedback generally coalescing into three key themes:

∎	Pay for our former CEO was too generous, without enough compensation at risk and insufficiently challenging payout curves

∎	Pay was not appropriately aligned with performance

∎	The connection between Company strategy and results and the compensation structure was inadequate

The current Compensation Committee has already enacted change and is fully committed to addressing each theme.

Sources of Information for the Compensation Committee

Independent Consultants

Until November 2019, the Compensation Committee retained Arthur J. Gallagher & Co. Human Resources & Compensation Consulting (“Gallagher”) as its independent compensation consultant. In fiscal 2019, Gallagher conducted a compensation review regarding the NEOs and certain other executives. While serving as consultant to the Compensation Committee, Gallagher did not serve Bed Bath & Beyond in any other capacity.

The current Compensation Committee determined that transforming the Company’s compensation practices and culture required a new advisor with no connection to the Company’s legacy programs. Following a thorough search, the Compensation Committee engaged the services of a new independent compensation consultant, Meridian. Meridian reports directly to the Compensation Committee and has brought fresh perspectives to executive compensation issues. Over the past months, Meridian has assisted with the development of competitive market data and benchmarking in connection with recent senior executive hires, and has helped the Compensation Committee design and implement our revised incentive compensation programs. Meridian has not served the Company in any other capacity except as consultant to the Compensation Committee.

The Compensation Committee and the Nominating and Corporate Governance Committee receive advice and assistance from the law firm of Winston & Strawn LLP, which has acted as counsel only to the Company’s independent directors and its Board committees.

The Compensation Committee has concluded that no conflict of interest exists (or existed) that prevents (or prevented) Gallagher, Meridian, or Winston & Strawn from being independent advisors to the Compensation Committee.

Benchmarking Peer Group

In the past, we relied on two peer groups: one for compensation benchmarking and an expanded one for performance comparisons. The Compensation Committee determined that having a single peer group would increase alignment between pay and performance, reduce complexity, and increase transparency. Consistent with our new compensation design pillars, the Compensation Committee established a single, updated, and relevant peer group in 2019 for setting appropriate compensation levels and measuring relative performance. We believe the new peer group has an appropriate number and breadth of companies to support both purposes.

EXECUTIVE COMPENSATION

The peer group consists primarily of retailers with business characteristics that make them similar to the Company. The Compensation Committee also considered various size parameters, including revenue and market capitalization.

Based on the parameters reviewed, the following 22 companies (the “Peer Group”) were identified as competitors for business, talent, or both.

FISCAL 2019 PEER GROUP

Advance Auto Parts, Inc.	Foot Locker, Inc.	Nordstrom, Inc.

AutoZone, Inc.	The Gap, Inc.	Office Depot, Inc.

Big Lots, Inc.	Kohl’s Corporation	O’Reilly Automotive, Inc.

Burlington Stores, Inc.	L Brands, Inc.	Ross Stores, Inc.

Dick’s Sporting Goods, Inc.	Macy’s, Inc.	Tractor Supply Company

Dillard’s, Inc.	The Michaels Companies, Inc.	Ulta Beauty, Inc.

Dollar General Corporation		Wayfair Inc.

Dollar Tree, Inc.		Williams-Sonoma, Inc.

BED BATH & BEYOND COMPARED TO PEER GROUP

	Revenue - TTM ($M)	Market Cap - As of Feb 2020 ($M)	Number of Employees - LTM

75th Percentile	$15,910	$14,577	89,681

Median	$9,929	$5,969	50,000

25th Percentile	$7,550	$3,865	28,938

Bed Bath & Beyond Inc.	$11,159	$1,338	55,000

Percentile Rank	59%	14%	54%

Data sourced from S&P Capital IQ effective as of February 29, 2020.

The Compensation Committee reviews market data from compensation surveys to benchmark pay for executive officer positions when relevant Peer Group data are not available. The Compensation Committee also considers factors such as Company performance, individual experience, and the individual executive’s contributions to the Company when developing compensation packages.

Elements of Compensation for 2019

The Company’s fiscal 2019 compensation program for the NEOs and certain other key executives consisted of base salary, annual incentive compensation (in the form of one-year PSU awards), long-term incentive compensation (in the form of three-year PSU awards), and retirement and other benefits (such as a health plan and a limited 401(k) plan match). Our executives receive very limited perquisites, as described in the footnotes to the Summary Compensation Table.

Base Salary

Base salaries represent fixed cash compensation tied to the size, scope, and complexity of each executive’s position and the individual executive’s performance and effectiveness. The Compensation Committee reviews base salaries annually to ensure they remain appropriate. Approved adjustments, if any, generally become effective in May.

EXECUTIVE COMPENSATION

In May 2019, the Compensation Committee determined to keep base salaries for the NEOs then in office at the same levels as they were in fiscal 2018.

Annual Incentive Compensation

Historically, Bed Bath & Beyond has not maintained an annual cash incentive plan. Instead, we have provided at-risk pay in the form of equity grants. For 2019, the Compensation Committee determined that the annual performance incentive would be in the form of PSUs tied to a one-year EBIT target of $429 million. The Compensation Committee determined an absolute EBIT target was better aligned with our short-term performance objectives than the relative EBIT margin metric that was used for the fiscal year 2018 (and earlier) annual incentive grants.

Ms. D’Elia was the only NEO who received an annual PSU grant in fiscal 2019. Mr. Tritton received a 2019 annual cash incentive opportunity linked to individual performance objectives rather than Company EBIT. For more information, see “2019 Senior Executive Compensation Decisions.”

The potential payouts on the fiscal year 2019 PSUs are shown below.

PSUs SUBJECT TO ONE-YEAR EBIT GOAL VESTING:

100% in YEAR 1

EBIT Achieved (in $ millions)[1]	Payment Percentage of Common Stock Underlying PSUs
Greater than $472	150%
$450	125%
$429	100%
$420	75%
$408	50%
Less than $408	0%

1.	Linear interpolation used for results between goals

Based on our EBIT results of $122 million (less than 95% of target), Ms. D’Elia did not earn any short-term PSUs for fiscal 2019.

As part of the overall restructuring of our executive compensation program, the Compensation Committee determined that the Company should shift to an annual cash incentive plan for fiscal years after 2019, and rebalance the fixed vs. at-risk allocation of our annual compensation. Accordingly, the Compensation Committee anticipates that it will put in place an annual cash incentive plan for fiscal year 2020, which it believes will better align our compensation program with typical market practices, promote the achievement of the Company’s annual strategic and financial goals, and incentivize and reward executives for their individual contributions toward operational success.

Long-Term Equity Compensation

2019 PSU Grants

The Company’s long-term incentive program is designed to focus our executives on increasing shareholder value, to reward their contributions to the Company’s long-term growth and performance, and to attract and retain key talent. To reinforce that focus, NEOs cannot transfer, pledge, or assign their unvested equity awards.

The Compensation Committee made several important changes to our long-term incentive awards to ensure our compensation program aligns to market standards and shareholder returns, to encourage our executive team to focus on critical performance objectives that contribute to the growth of the Company, and to be prudent with share usage over time.

EXECUTIVE COMPENSATION

In addition to changing the structure of the fiscal 2019 long-term equity awards, the Compensation Committee also changed the underlying performance metrics and the treatment of outstanding PSUs in the event of involuntary termination without cause or a constructive termination to make the vesting provisions more consistent with market practices. In June 2019, the Compensation Committee granted awards of long-term performance-based PSUs with two equally-weighted performance metrics:

	Long-Term Equity Incentives Granted Through Fiscal 2018	Long-Term Equity Incentives Granted in Fiscal 2019 *

Form of award	Stock options	PSUs
PSUs

Performance metrics	Three-year relative ROIC	Three-year cumulative EBIT
	Three-year relative EBIT margin	Three-year relative TSR
Treatment of unvested equity when an executive leaves the Company (involuntary termination without cause or constructive termination)	Full vesting at the end of the performance period based on actual results. No proration, regardless of whether the recipient was employed by the Company for the entire three years	Prorated vesting at the end of the performance period based on actual results. Prorated to reflect how long the recipient was with the Company during the performance period

* Mr. Tritton received time-vested restricted stock units (“RSUs”) and PSUs as make-whole awards and as an inducement to commencing employment with the Company, as described below under “2019 Senior Executive Compensation Decisions.”

The following tables show the achievement ranges for these metrics, together with the associated payout percentages. Any common stock earned will vest in full at the end of the three-year performance period.

Achievement Percentage (% of Target)[1]	Payment Percentage of Common Stock Underlying PSUs	Achievement Percentile (Peer Group)[1]	Payment Percentage of Common Stock Underlying PSUs
120% or more	150%	80th Percentile or better	150%
110%	125%	55th Percentile	100%
100%	100%	35th Percentile	25%
98%	75%	Less than 35th Percentile	0%
95%	50%	1. Linear interpolation used for results between goals
Less than 95%	0%
1. Linear interpolation used for results between goals

Consistent with our prior practice, the fiscal 2019 PSU awards are subject to a TSR “regulator.” Specifically, if the Company’s TSR over the performance period is negative, the entire PSU award payout will be capped at 100% of target, regardless of our EBIT performance or relative TSR ranking.

Ms. D’Elia was the only NEO who received a grant of fiscal 2019 long-term PSUs. These PSUs will vest and settle in shares of the Company’s common stock following the end of fiscal 2021, based on the Company’s actual three-year results, prorated to reflect Ms. D’Elia’s employment from the start of fiscal 2019 until May 2020. Mr. Tritton received time-vested RSUs and PSUs as make-whole awards and as an inducement to commencing employment with the Company, as described below under “2019 Senior Executive Compensation Decisions.”

EXECUTIVE COMPENSATION

2017 PSU Payouts

The table below shows how we performed under our long-term equity incentive program for the three-year performance period from fiscal 2017 through fiscal 2019. The performance metrics for the 2017 PSUs were three-year ROIC relative to a peer group (2/3 weight) and three-year EBIT margin relative to a peer group (1/3 weight).

	2017 PSUs: Three-Year Relative ROIC and EBIT Margin Goals
	Mean (average) Peer Group	Bed Bath & Beyond	Achievement Percentage	Payout Percentage[2]
Fiscal 2017 PSU Awards
Three-year ROIC[1]	9.85%	7.58%	76.93%	90.00%
Three-year EBIT margin	5.27%	3.64%	69.07%	75.00%

1.	Excludes the impact related to the Tax Cuts and Jobs Act on the Company and all peer companies in 2017.
2.	The 2017 PSU awards were subject to a TSR regulator, but it was not applied since the payout percentage was below 100%.

Based on the results shown above, and as required by the award agreements entered into with respect to this legacy program, the NEOs who received fiscal 2017 PSU awards earned payouts at 90% of target (with respect to the relative ROIC goal) and 75% (with respect to the relative EBIT margin goal), as shown in the following table, in the form of shares of the Company’s common stock.

Name[1]	Target PSUs (#)	Actual PSUs Earned (#)
Steven Temares	205,950	175,058
Warren Eisenberg	20,004	17,003
Leonard Feinstein	20,004	17,003

1.

Pursuant to the terms of their respective PSU award agreements, Messrs. Temares, Eisenberg, and Feinstein vested fully in their fiscal 2017 PSU awards based on the Company’s actual performance even though they did not serve as executive officers for the entire performance period.

EXECUTIVE COMPENSATION

2019 Senior Executive Compensation Decisions

The compensation awarded to Mr. Tritton, Ms. Winston, and Ms. D’Elia for fiscal year 2019 was determined by the current Compensation Committee, with assistance from Gallagher.

President and Chief Executive Officer

Mark J. Tritton President and Chief Executive Officer

In connection with Mr. Tritton’s appointment as President and CEO in November 2019, Mr. Tritton and the Company entered into an employment agreement. The terms and conditions of this agreement were designed to establish a competitive compensation framework that aligns with the Company’s new compensation design pillars. Mr. Tritton’s fiscal 2019 compensation consisted of the elements described below.

Base salary	∎ $1,200,000 annually
Annual incentive cash bonus

∎  $750,000 opportunity at target, to be earned by developing and delivering to the Board a short-term strategic and business stabilization plan

∎  $1,125,000 (150% of the target amount) was actually paid based on the Compensation Committee’s assessment that Mr. Tritton exceeded the objectives set for him. In addition to delivering a short-term strategic and business stabilization plan, Mr. Tritton made progress establishing a world-class leadership team, evaluating the Company’s business concepts and executing the first phase of banner optimization, rapidly implementing a large-scale inventory and SKU reduction plan designed to reposition the core brand and enable other strategic transformation, resetting the Company’s cost structure, and developing a broader organizational plan and roadmap

Cash and equity-based inducement awards

∎  One-time sign-on cash award of $500,000

∎  Time-vesting RSUs with a value of $500,000 that will vest on November 4, 2020, subject, in general, to Mr. Tritton remaining in the Company’s employ through that date

Cash and equity-based awards to replace certain awards that Mr. Tritton forfeited when he resigned from his prior employer

∎  Make-whole cash bonus of $710,000 (paid on March 13, 2020)

∎  Make-whole RSU award with an aggregate value at grant of $6,900,000, with the following vesting schedule: (a) approximately 50% of the RSUs vested on March 31, 2020; (b) approximately 25% of the RSUs will vest on September 30, 2020; and (c) the remainder of the RSUs will vest on March 31, 2021; in each case subject, in general, to Mr. Tritton remaining in the Company’s employ through the applicable vesting date

∎  A make-whole PSU award with a value at grant of $3,500,000 that will vest on November 4, 2021, if Mr. Tritton prepares and delivers to the Board key objectives and goals for the Company and strategies and initiatives for achieving such objectives and goals, and provides the Board with regular progress updates; subject, in general, to Mr. Tritton remaining in the Company’s employ through the vesting date

Tailored perquisites	∎ Home buyout and relocation assistance in connection with Mr. Tritton’s relocation to the New York metropolitan area ∎ Financial planning ∎ Automobile allowance

EXECUTIVE COMPENSATION

Former Interim Chief Executive Officer

On June 26, 2019, the Company entered into an employment agreement with Ms. Winston in connection with her appointment as Interim CEO. The Compensation Committee engaged in a rigorous process to structure the terms of Ms. Winston’s employment agreement, which was benchmarked against market practices with respect to compensation of interim chief executive officers at companies with comparable annual revenues and intended to reflect the uncertain duration of her service in this role. Consistent with practices at the benchmark companies, Ms. Winston’s employment agreement provided for an annualized base salary of $1,100,000, and shares of time-vesting restricted stock with a grant date value of $1,900,000 (based on the average of the high and low per-share trading price of the Company’s common stock on June 28, 2019), which was roughly equivalent to 170% of her base salary. During her tenure as interim CEO, Ms. Winston did not receive any director compensation. Ms. Winston’s employment agreement provided that the restricted stock award would vest in full on May 12, 2020, or earlier if Ms. Winston’s employment as Interim CEO was terminated because the Company hired a permanent chief executive officer. The restricted stock vested on November 4, 2019, when Mr. Tritton was appointed President and CEO. Ms. Winston did not receive any fiscal 2019 PSU awards.

Former Chief Financial Officer and Treasurer

For fiscal 2019, the Compensation Committee kept Ms. D’Elia’s base salary at the same level as it was for fiscal 2018 after she was promoted to the role of CFO, or $750,000. However, since Ms. D’Elia’s total compensation was below the median total compensation for chief financial officers of the Peer Group companies, and because of Ms. D’Elia’s expected role in several strategic business transformation initiatives, the Compensation Committee increased the value of Ms. D’Elia’s fiscal 2019 equity compensation to $1,559,469 (from $426,026 in fiscal 2018). Ms. D’Elia’s equity compensation was in the form of short-term PSUs ($389,876 target amount) and long-term PSUs ($1,169,593 target amount). The short-term PSUs did not pay out due to Company performance. The long-term PSUs will pay out on a prorated basis, if at all, following the end of the fiscal 2019 through fiscal 2021 performance period, based on actual Company results.

Other Former Executive Officers

The compensation and separation payments and other benefits or payments for Messrs. Temares, Eisenberg, and Feinstein were required by employment and other agreements approved by a prior Compensation Committee.

FORMER CEO

For the period from March 3, 2019, to the date of his departure as CEO (May 12, 2019), Mr. Temares’s base salary was kept at the same level as it was for fiscal 2018. Mr. Temares did not receive a fiscal 2019 equity compensation award, but he had unvested equity awards and unexercised stock options from prior years. In connection with his departure and in accordance with the terms of his employment and equity award agreements, Mr. Temares received certain severance benefits, including cash severance and acceleration of equity awards. For more information on Mr. Temares’s employment agreement and supplemental retirement benefits, please see “Employment Agreements and Potential Payments Upon Termination or Change in Control — Employment Agreements — Employment Agreement and Other Compensatory Arrangements with Mr. Temares” below.

CO-FOUNDER AND CO-CHAIRMEN EMERITI TRANSITION

On April 21, 2019, Messrs. Eisenberg and Feinstein transitioned to the roles of Co-Founders and Co-Chairmen Emeriti of the Board and ceased to be officers of the Company. As a result of this transition, Messrs. Eisenberg and Feinstein became entitled to payments and benefits dictated by their employment agreements in the event of a termination without cause. In addition, because the current Compensation Committee wished to limit the Company’s ongoing responsibilities under certain legacy arrangements approved by the prior Compensation Committee, on February 26, 2020, the Company entered into an agreement with each of Messrs. Eisenberg and Feinstein to settle claims relating to their continued participation in certain benefits to which they claimed they would have been entitled under their employment agreements (the “Co-Founder settlement agreements”). These benefits included items such as personal car service and car allowance, tax preparation services, and office and administrative personnel and support. The settlement amounts were determined by the current Compensation Committee in consultation with its independent counsel, and are lower than the amounts that may otherwise have been due to Messrs. Eisenberg and Feinstein. The Board believes the Co-Founder settlement agreements were in the best interests of the Company.

EXECUTIVE COMPENSATION

For further discussion of the settlements and Messrs. Eisenberg’s and Feinstein’s respective employment and settlement agreements, please see the footnotes to the Summary Compensation Table and “Employment Agreements and Potential Payments Upon Termination or Change in Control — Employment Agreements — Employment and Other Compensatory Arrangements with Messrs. Eisenberg and Feinstein” below.

Other Benefits

The NEOs are entitled to the same benefits offered to all Bed Bath & Beyond associates. The cost of these benefits constitutes a small percentage of each NEO’s total compensation. Key benefits include paid vacation, premiums paid for long-term disability insurance, a matching contribution to the NEO’s 401(k) plan account, and payment of a portion of the NEO’s premiums for healthcare and basic life insurance.

The Company generally provides Mr. Tritton and the other members of the senior executive team with certain perquisites, including an automobile allowance and an annual financial planning benefit. The Compensation Committee believes such perquisites are reasonable and consistent with its overall objective of attracting and retaining talented NEOs.

See the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits and perquisites, and the “Potential Payments Upon Termination or Change in Control” table for information regarding termination and change in control payments and benefits.

Design of 2020 Executive Compensation

Chief Executive Officer

Going forward, Mr. Tritton’s compensation will be consistent with the Company’s compensation design pillars. Specifically, he will receive base salary, a short-term annual cash incentive bonus opportunity, a long-term equity incentive opportunity, and standard benefits. Under his employment agreement, for fiscal year 2020, Mr. Tritton is eligible to receive an annual bonus with a target opportunity equal to 150% of his base salary and a maximum opportunity of 225% of his base salary, as well as a long-term equity incentive award with a target value at grant of $7,000,000 and a maximum value at grant of $10,500,000.

The target and maximum values for Mr. Tritton’s long-term equity incentive awards will be reviewed and, as appropriate, adjusted annually by the Compensation Committee in its sole discretion for awards granted after fiscal 2020. A description of the fiscal year 2020 equity awards approved by the Compensation Committee in June 2020 can be found in the next section.

CEO TOTAL TARGET COMPENSATION

Short- and Long-Term Incentive Compensation

In June 2020, the Compensation Committee approved long-term incentive grants for Mr. Tritton and the Company’s other senior executives, consisting of a mix of time-vested RSUs (weighted 70%) and performance-based PSUs (weighted 30%). The time-vested RSUs will cliff vest on the third anniversary of the date of grant, generally subject to the executive’s continued employment through such date. The PSUs for fiscal 2020 will be earned based 100% on a relative three-year TSR goal against the Peer Group described above. In addition, consistent with the 2019 PSU awards, the 2020 PSU awards are subject to a TSR “Regulator” that caps the PSU award payouts at 100% of the target if the Company’s TSR over the performance period is negative.

EXECUTIVE COMPENSATION

In determining the split between PSUs and RSUs, the Compensation Committee considered: the Company’s overall business transformation efforts, which are taking place in a challenging and volatile environment that has created many uncertainties; the need to incentivize retention of our brand-new senior executive team; and the goal of aligning executive and shareholder interests. Following a detailed analysis and robust discussion, the Compensation Committee determined to grant, solely with respect to fiscal 2020, a greater portion of the long-term incentive as time-vested RSUs, the realized value of which, as with the PSUs that are linked to relative TSR, will ultimately depend on the Company’s stock price performance at the end of the three-year vesting period. The Compensation Committee intends to shift a majority of the long-term incentive grant mix back to performance-based awards in future fiscal years. As part of the overall restructuring of our executive compensation program, as described above, the Compensation Committee also anticipates that it will put in place a short-term cash incentive plan for fiscal year 2020, in which Mr. Tritton and the Company’s other senior executives will be eligible to participate.

Temporary Executive Salary Reductions

On April 2, 2020, Bed Bath & Beyond announced that, in light of the uncertainty caused by the COVID-19 pandemic, our CEO and his direct reports, including the other executives then in office, agreed to a 30% temporary reduction in their base salaries effective with the payroll period commencing April 5, 2020, and continuing until May 16, 2020.

The salary reductions will not modify rights under any applicable agreements between an executive and the Company with respect to the calculation of annual or long-term incentive awards or severance. Additionally, each executive agreed that the salary reduction would not constitute “good reason,” “constructive termination,” or breach under any agreement between the executive and the Company, and will not confer or trigger any additional rights or entitlements for the executives from the Company or any of its affiliates.

Additional Compensation Information

Impact of Accounting and Tax Considerations

The Compensation Committee considers various accounting and tax implications of equity-based and other compensation.

When determining the amounts of equity-based awards to be granted, the Compensation Committee examines the accounting cost associated with the grants. Under ASC 718, grants of stock options, performance stock units, and other equity-based awards result in an accounting charge for the Company equal to the fair value of the awards being issued.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a federal income tax deduction for compensation in excess of $1 million in any taxable year paid to certain covered executive officers. There is limited transitional relief for “qualified performance-based compensation” and certain other items of compensation that were in place before November 2, 2017. While the Compensation Committee generally considers this limit when determining executive compensation, the Compensation Committee reserves the discretion to decide that it is appropriate to exceed the limitation on deductibility so we have the flexibility to attract and retain talented executives and to ensure those executives are compensated in a manner that is consistent with the best interests of the Company and our shareholders. Interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control, also may affect the deductibility of compensation.

Policy on the Recovery of Incentive Compensation

The Company’s Corporate Governance Guidelines include a policy regarding the recovery of incentive compensation, commonly referred to as a “clawback policy,” applicable to the NEOs. The clawback policy generally provides that the Company will seek to recoup incentive compensation paid or awarded to a named executive officer, where (i) the payment or vesting of the compensation was predicated upon the achievement of financial results, which results were the product of fraudulent activity or were subsequently the subject of a material negative restatement, (ii) in the Board’s view, the executive engaged in activity that makes him or her personally responsible for the fraud or need for restatement, and (iii) a lower payment (or lesser or no vesting) would have occurred based on the restated results or absent the fraudulent activity.

EXECUTIVE COMPENSATION

The full policy appears in the Company’s Corporate Governance Guidelines, which are available in the Governance Documents section of the Company’s Investor Relations website available at www.bedbathandbeyond.com. The Compensation Committee continues to monitor the issuance of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to incentive compensation recoupment, and will amend the Company’s clawback policy to the extent necessary to comply with any such regulations.

Anti-Hedging and Anti-Pledging Policies

We do not permit executive officers to hedge the Company’s securities, and we restrict their ability to pledge the Company’s securities. Additional detail regarding the Company’s anti-hedging and pledging policies can be found above under the heading “Anti-Hedging and Anti-Pledging Policies.”

Compensation Risk Assessment

In May 2020, the Compensation Committee performed a risk assessment of our compensation programs, which included an analysis of the risk associated with the Company’s executive compensation program conducted by Meridian. In its review, the Compensation Committee considered the balance between pay components, measures of performance, magnitude of pay, pay caps, plan time horizons and overlapping performance cycles, program design and administration, and other features that are designed to mitigate risk (such as stock ownership guidelines and a clawback policy). Following its review, the Compensation Committee determined that the Company’s compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

Executive Stock Ownership Guidelines

Prior to June 2020, we required the CEO to own Bed Bath & Beyond stock with a value of at least $6,000,000 (or a specified number of shares) within five years after assuming the position. If this ownership level was not attained within the five-year period, the CEO was required to hold 50% of the net after-tax shares he or she received in connection with the vesting of any equity awards until the requirements were met.

In June 2020, based on input and recommendations from Meridian, and upon the recommendation of the Compensation Committee and the Nominating and Corporate Governance Committee, the Board approved the following enhancements to our stock ownership guidelines:

∎ all direct reports to the CEO will be subject to ownership guidelines;

∎ the guidelines will be based on multiples of salary, varying by role, as follows:

MINIMUM STOCK OWNERSHIP REQUIREMENT

6X	3X	2X
BASE SALARY	BASE SALARY	BASE SALARY
CEO	Chief Financial Officer Chief Operating Officer Chief Merchandising Officer Chief Stores Officer Chief Digital Officer Chief Marketing Officer	Chief Legal Officer Chief Human Resources Officer

∎ All covered individuals must hold 50% of the net after-tax shares they receive in connection with equity awards until their ownership requirement is met; and

∎ The price used to determine compliance with the guidelines will be the 20-day trading average at each fiscal year-end.

The Compensation Committee believes these expanded share ownership guidelines are better aligned with overall market practices and will enhance the ties of our executives to shareholder interests.

EXECUTIVE COMPENSATION

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Set forth below is information concerning individuals who were our executive officers as of June 5, 2020.

Name	Age	Position
Mark J. Tritton	56	President and Chief Executive Officer and Director
Gustavo Arnal	50	Executive Vice President, Chief Financial Officer and Treasurer
Cindy Davis	61	Executive Vice President, Chief Brand Officer of the Company, and President, Decorist, LLC
John Hartmann	56	Executive Vice President, Chief Operating Officer of the Company, and President, buybuy BABY, Inc.
Joe Hartsig	56	Executive Vice President and Chief Merchandising Officer of the Company, and President, Harmon Stores Inc.
Arlene Hong	51	Executive Vice President, Chief Legal Officer and Corporate Secretary
Rafeh Masood	41	Executive Vice President, Chief Digital Officer
Gregg Melnick	50	Executive Vice President, Chief Stores Officer

Mark J. Tritton has served as President and Chief Executive Officer of the Company and as a director since November of 2019. Mr. Tritton’s biography and work history is set forth above under “Our Directors.”

Gustavo Arnal joined the Company as Executive Vice President, Chief Financial Officer and Treasurer in May 2020. Prior to joining the Company, Mr. Arnal served as Group CFO of Avon from 2019 to 2020, and as CFO, International Divisions and Global Functions of Walgreens Boots Alliance from 2017 to 2018. Prior to Walgreens Boots Alliance, Mr. Arnal worked at Procter & Gamble for over twenty years, with senior positions including CFO India, Middle East and Africa, and CFO Global Fabric & Home Care.

Cindy Davis joined the Company as Executive Vice President and Chief Brand Officer of the Company and President of Decorist, LLC in May 2020. Prior to joining the Company, Ms. Davis served as EVP and Chief Digital Marketing Officer of L Brands from 2018 to 2020 and as EVP, Consumer Experience of Disney ABC Television Group at The Walt Disney Company from 2015 to 2018.

John Hartmann joined the Company as Executive Vice President, Chief Operating Officer of the Company and President of buybuy BABY, Inc. in May 2020. Prior to joining the Company, Mr. Hartmann served as President and Chief Executive Officer of True Value Company from 2013 to 2020.

Joe Hartsig joined the Company as Executive Vice President, Chief Merchandising Officer of the Company and President of Harmon Stores Inc. in March 2020. Prior to joining the Company, Mr. Hartsig served as Chief Merchandising Officer of Walgreens Boots Alliance from 2016 to 2020, as Head of Marketing and Digital Commerce at Walgreens Boots Alliance from 2015 to 2016 and as Chief Merchandising and Marketing Officer at Essendant from 2013 to 2015.

Arlene Hong joined the Company as Executive Vice President, Chief Legal Officer and Corporate Secretary in May 2020. Prior to joining the Company, Ms. Hong served as Senior Vice President, Chief Legal Officer and Corporate Secretary of FULLBEAUTY Brands from 2018 to 2020. Prior to that, she served in two separate roles at Amazon from 2014 to 2018, first as General Counsel of Quidsi, Amazon’s largest retail subsidiary, and subsequently as Senior Corporate Counsel for Amazon’s NA Softlines business.

Rafeh Masood joined the Company as Executive Vice President, Chief Digital Officer in May 2020. Prior to joining the Company, Mr. Masood served as Chief Digital Officer of BJ’s Wholesale Club from 2017 to 2020 and as Vice President, Customer Innovation Technology at Dick’s Sporting Goods from 2013 to 2017.

Gregg Melnick has been Executive Vice President, Chief Stores Officer since May 2020. Mr. Melnick served as interim Chief Digital Officer of the Company from December 2019 to May 2020 and as Chief Operations Officer, Digital from 2018 to 2019. Prior to joining the Company in 2018, Mr. Melnick was President of Party City Holdings from 2014 to 2018.

EXECUTIVE COMPENSATION

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE FOR FISCAL 2019,

FISCAL 2018 AND FISCAL 2017

The following table sets forth information concerning the compensation of the Company’s NEOs for the last three completed fiscal years (except with regard to Mr. Tritton and Ms. Winston, who were not NEOs for fiscal 2017 or fiscal 2018 and consequently, have information included for fiscal year 2019 only, and Messrs. Eisenberg and Feinstein and Ms. D’Elia, who were not NEOs for fiscal 2017 and, consequently, have information included for fiscal years 2019 and 2018 only).

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)	Stock Awards(2)(3) ($)	Option Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation(17) ($)	Total ($)
Mark J. Tritton(4)(5) President and Chief Executive Officer	2019	346,154	375,000	11,632,199	—	750,000	—		661,045	13,764,398
Mary A. Winston(6)(7) Former Interim Chief Executive Officer and Director	2019	533,081		1,899,995	—	—	—		46,930	2,480,006
Warren Eisenberg(8)(9) Co-Chairman Emeritus and Co-Founder	2019 2018	181,231 602,098		— 1,000,003	— —	— —	—		5,686,734 289,332	5,867,965 1,891,433
Leonard Feinstein(10)(11) Co-Chairman Emeritus and Co-Founder	2019 2018	181,231 602,098		— 1,000,003	— —	— —	— —		6,975,123 386,043	7,156,354 1,988,144
Steven H. Temares(12)(13)(14)(15) Former Chief Executive Officer	2019 2018 2017	942,870 3,582,885 3,967,500		— 7,530,747 8,947,298	— 836,415 1,636,415	— — —	9,689,017 (30,858 (69,732	) )	3,613,401 227,765 123,561	14,245,288 12,146,954 14,605,042
Robyn M. D’Elia(16) Former Chief Financial Officer and Treasurer	2019 2018	750,000 653,900		1,559,469 425,026	— —	—	— —		24,937 10,770	2,334,406 1,089,696
(1)

Except as otherwise described in this Summary Compensation Table, salaries to NEOs were paid in cash in fiscal 2019, fiscal 2018 and fiscal 2017, and increases in salary, if any, were effective in May of the fiscal year.

(2)

The value of stock awards and option awards represents their respective total fair value on the date of grant calculated in accordance with ASC 718, without regard to the estimated forfeiture related to service-based vesting conditions. All assumptions made in the valuations are contained and described in Note 14 to the Company’s financial statements in the Company’s Form 10-K for fiscal 2019. Stock awards and option awards are rounded up to the nearest whole share when converted from dollars to shares. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the NEOs. The value of Mr. Temares’ 2018 and 2017 PSU awards has been reduced to reflect a discount applied by virtue of a two-year post-vesting holding period.

(3)

The value of stock awards consists of (i) PSU and RSU awards granted in fiscal 2019 to Mr. Tritton as an inducement material to his entering into an employment agreement and commencing employment with the Company, (ii) a restricted stock award granted to Ms. Winston in fiscal 2019, (iii) PSU awards granted in fiscal 2019 and PSU and restricted stock awards granted in fiscal 2018 to Ms. D’Elia, and (iv) PSU awards granted in fiscal 2018 and 2017 to Messrs. Eisenberg, Feinstein, and Temares. Please see Compensation Discussion and Analysis for a description of the PSU awards. The one-year performance-based test for fiscal 2019 was met at 28.51% of target (resulting in a payout of 0.00% of target), the one-year performance-based test for fiscal 2018 was met at 46.78% of target (resulting in a payout of 25% of target using the correct 2018 peer group), and the one-year performance-based test for fiscal 2017 was met at the 111.97% target (resulting in a payout of 100% of target). The three-year EBIT performance-based test for fiscal 2017 was met at 69.07% target (resulting in a payout of 75% of target) and the three-year ROIC performance-based test for fiscal 2017 was met at 76.93% target (resulting in a payout of 90% of target). The fair value of the PSU awards is reported at 100% of target, which is the estimated outcome of performance conditions associated with the PSU awards on the grant date. If the Company achieves the highest level of performance for the PSU awards, then the fair value of the PSU awards granted in fiscal 2019 would be $2,339,221 for Ms. D’Elia. The performance metrics for Mr. Tritton’s PSU awards granted in fiscal 2019 do not provide for performance above 100% of the target. The vesting of the RSU awards granted to Mr. Tritton in fiscal 2019 is based solely on time vesting. The vesting of the restricted stock awards granted to Ms. Winston in fiscal 2019 was based solely on time vesting, and vested fully in connection with Ms. Winston stepping

EXECUTIVE COMPENSATION

down as the Interim Chief Executive Officer upon Mr. Tritton’s commencement of employment with the Company, effective as of November 4, 2019. The value of PSU awards granted in fiscal 2018 to Messrs. Eisenberg, Feinstein and Temares does not reflect a reduction of PSUs granted in 2018 subject to three-year goals, as described below under “Potential Payments Upon Termination or Change in Control—Employment Agreements and Other Compensatory Arrangements with Messrs. Eisenberg and Feinstein” and “—Employment Agreement and Other Compensatory Arrangements with Mr. Temares”. The value of PSU awards granted in fiscal 2019 to Ms. D’Elia does not reflect a reduction of PSUs granted in 2019, as described below under “Potential Payments Upon Termination or Change in Control—Employment Agreement and Other Compensatory Arrangements with Ms. D’Elia”.

(4)

Mr. Tritton commenced employment as the President and Chief Executive Officer of the Company, effective as of November 4, 2019. The amount of base salary paid to Mr. Tritton during fiscal 2019 reflects the portion of his annual base salary of $1,200,000 that was paid during fiscal 2019. With respect to fiscal 2019, Mr. Tritton was entitled to an annual performance-based cash bonus under the terms of his employment agreement with the Company with the target bonus opportunity of $750,000. The Compensation Committee determined that Mr. Tritton exceeded the performance objective with respect to his bonus for fiscal 2019, and determined that it should be paid out at 150% of target, in the total amount of $1,125,000. Of this total amount, $750,000 is reflected in the Non-Equity Incentive Plan Compensation, and $375,000 is reflected in the Bonus column.

(5)

All Other Compensation for fiscal 2019 for Mr. Tritton includes a lump sum sign-on cash payment of $500,000, payment for home sale/buyout and relocation assistance benefits of $121,740, car allowance of $14,305, as well as a payment of legal fees paid in connection with the negotiation and execution of his employment agreement of $25,000. During fiscal 2019, total dividends of $144,923 were accrued on Mr. Tritton’s unvested stock awards.

(6)

Ms. Winston became the Interim Chief Executive Officer of the Company, effective as of May 12, 2019. Ms. Winston stepped down as Interim Chief Executive Officer, effective as of November 4, 2019, in connection with Mr. Tritton’s commencement of employment as the President and Chief Executive Officer of the Company, effective as of the same date. The amount of base salary paid to Ms. Winston during fiscal 2019 reflects the portion of her annual base salary of $1,100,000 that was paid in fiscal 2019 during her service as the Interim Chief Executive Officer of the Company.

(7)

All Other Compensation for Ms. Winston includes incremental costs to the Company primarily for a car allowance of $3,269 during her time as Interim Chief Executive Officer, director fees paid by the Company in the amount of $35,934 for the portion of fiscal 2019 during which she did not serve as Interim Chief Executive Officer, as well as a payment of legal fees paid in connection with the negotiation and execution of her employment agreement of $7,727. During fiscal 2019, total dividends of $27,869 were accrued on Ms. Winston’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. These dividends vested and were paid in fiscal 2019 in connection with the vesting of Ms. Winston’s restricted stock award on November 4, 2019.

(8)

On April 21, 2019, Mr. Eisenberg transitioned to the role of Co-Founder and Co-Chairman Emeritus of the Board of Directors of the Company. As a result of the transition, Mr. Eisenberg ceased to be an officer of the Company, effective April 21, 2019.

(9)

All Other Compensation for Mr. Eisenberg includes the following incremental costs to the Company: (a) for fiscal 2019, $504,150 in continued “senior status” payments and $9,105 in respect of the continued participation for Mr. Eisenberg (and his spouse, as applicable) in the Health Benefits plans described below, in each case, following Mr. Eisenberg’s transition to the role of Co-Founder and Co-Chairman Emeritus on April 21, 2019, a payment of $2,125,000 pursuant to a deferred compensation agreement between Mr. Eisenberg and the Company entered into in fiscal 2003, which provided for payment in substitution for Mr. Eisenberg’s legacy split-dollar life insurance benefit, and $1,608,847 payable to Mr. Eisenberg pursuant to the Co-Founder settlement agreement between the Company and Mr. Eisenberg, dated February 26, 2020, in settlement of claims relating to certain rights and entitlements under Mr. Eisenberg’s employment agreement; (b) tax preparation services of $31,788 and $31,900, personal car service of $106,603 and $104,811, car allowance of $24,052 and $24,014, and office and administrative personnel and support payments of $173,144 and $98,385, in each case, for fiscal 2019 and fiscal 2018, respectively; and (c) for fiscal 2019, $1,057,633, which equals the present value of the supplemental pension that will be paid to Mr. Eisenberg following the cessation of his “senior status” payments in accordance with the terms of his employment agreement. Also included in All Other Compensation for fiscal 2019 were dividends of $46,412 and $30,222 that were paid on previously unvested stock awards that vested in fiscal 2019 and fiscal 2018, respectively. Total dividends of $61,405 and $59,383 were accrued on Mr. Eisenberg’s unvested stock awards in fiscal 2019 and fiscal 2018, respectively. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid.

(10)

On April 21, 2019, Mr. Feinstein transitioned to the role of Co-Founder and Co-Chairman Emeritus of the Board of Directors of the Company. As a result of the transition, Mr. Feinstein ceased to be an officer of the Company, effective April 21, 2019.

(11)

All Other Compensation for Mr. Feinstein includes the following incremental costs to the Company: (a) for fiscal 2019, $504,150 in continued “senior status” payments and $8,321 in respect of the continued participation for Mr. Feinstein (and his spouse, as applicable) in the Health Benefits plans, in each case, following Mr. Feinstein’s transition to the role of Co-Founder and Co-Chairman Emeritus on April 21, 2019, a payment of $2,080,000 pursuant to a deferred compensation agreement between Mr. Eisenberg and the Company entered into in fiscal 2003, which provided for payment in substitution for Mr. Eisenberg’s legacy split-dollar life insurance benefit, and $2,464,446 payable to Mr. Feinstein pursuant to the Co-Founder settlement agreement between the Company and Mr. Feinstein, dated February 26, 2020, in settlement of claims relating to certain rights and entitlements under Mr. Feinstein’s employment agreement; (b) tax preparation services of $31,787 and $31,900, personal car service of $117,557 and $112,842, car allowance of $33,048 and $32,477, and office and administrative personnel and support payments of $179,538 and $178,602, in each case, for fiscal 2019 and fiscal 2018, respectively; and (c) for fiscal 2019, $1,509,864, which equals the present value of the supplemental pension that will be paid to Mr. Feinstein following the cessation of his “senior status” payments in accordance with the terms of his employment agreement. Also

EXECUTIVE COMPENSATION

included in All Other Compensation for fiscal 2019 were dividends of $46,412 and $30,222 that were paid on previously unvested stock awards that vested in fiscal 2019 and fiscal 2018, respectively. Total dividends of $61,405 and $59,383 were accrued on Mr. Feinstein’s unvested stock awards in fiscal 2019 and fiscal 2018, respectively. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid.

(12)	On May 12, 2019, Mr. Temares stepped down as Chief Executive Officer, and on May 13, 2019, Mr. Temares resigned from the Board of Directors of the Company.

(13)

Salary for Mr. Temares for fiscal 2019 reflects the portion of his annual base salary of $3,467,500 (after giving effect to a voluntary waiver of $500,000 of base salary) that was paid during fiscal 2019 while Mr. Temares was an active employee. Salary for Mr. Temares for fiscal 2017 includes a deferral of $37,154, pursuant to the terms of the Company’s nonqualified deferred compensation plan. As the Company’s nonqualified deferred compensation plan was terminated in December 2017, no deferral was made for fiscal 2018 or 2019.

(14)

The amount reported for fiscal 2019 under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” represents the actual payment that was made in fiscal 2019 to Mr. Temares under the Company’s supplemental executive retirement benefit agreement dated November 16, 2009 (“SERP”), less the aggregate amounts that have been reported by the Company with respect to the SERP in prior fiscal years. The change in pension value for fiscal 2018 and 2017 is a result of the change in the actuarial present value of the benefits payable under the SERP and which is discussed more fully below. See also “Employment Agreements and Potential Payments Upon Termination or Change in Control—Potential Payments Upon Termination or Change in Control” below.

(15)

All Other Compensation for Mr. Temares includes incremental costs to the Company for a car allowance of $6,913, $11,388 and $10,521, and employer 401(k) plan and nonqualified deferred compensation plan matching contributions (solely for 2017) of $2,012, $7,474 and $8,100, for each of fiscal 2019, 2018, and 2017, respectively. Also included in All Other Compensation for fiscal 2019, 2018 and 2017 were dividends of $347,414, $208,903 and $84,940 that were paid on previously unvested stock awards that vested in fiscal 2019, 2018 and 2017, respectively, as well as a payment of legal fees of $20,000 in fiscal 2017 relating to Mr. Temares’ PSU awards and legal fees of $194,678 in fiscal 2019 incurred in connection with Mr. Temares’ termination of employment, including the negotiation of the Temares PSU settlement agreement (as defined in “Employment Agreements and Potential Payments Upon Termination or Change in Control—Employment Agreement and Other Compensatory Arrangements with Mr. Temares”, below). During fiscal 2019, 2018 and 2017, total dividends of $497,941, $537,524 and $319,606, respectively, were accrued on Mr. Temares’ unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid. Also included in All Other Compensation for fiscal 2019 is (i) $10,461 representing the Company portion of COBRA benefits at active employee rates for Mr. Temares and his dependents and (ii) a cash payment of $3,051,923 paid to Mr. Temares, which represents the portion of cash severance that was paid to Mr. Temares in fiscal 2019 in accordance with the terms of his employment agreement.

(16)

Ms. D’Elia stepped down as the Chief Financial Officer and Treasurer effective as of May 4, 2020, in connection with Mr. Gustavo Arnal’s commencement of employment as the Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective as of the same date, and her employment with the Company was terminated effective as of May 8, 2020. All Other Compensation for Ms. D’Elia includes incremental costs to the Company for employer 401(k) plan matching contributions of $7,823 and $9,029 for fiscal 2019 and 2018, respectively. Also included in All Other Compensation for fiscal 2019 and 2018 were dividends of $6,400 and $1,741, respectively, that were paid on previously unvested stock awards that vested in fiscal 2019 and 2018. During fiscal 2019 and 2018, total dividends of $77,068 and $15,953, respectively, were accrued on Ms. D’Elia’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid. Additionally, during fiscal 2018 the Company granted Robyn M. D’Elia a deferred cash award under the Company’s Cash Incentive Plan in the aggregate amount of $75,000. During fiscal 2019, $10,714 related to the cash award vested and is included in All Other Compensation.

(17)	All Other Compensation includes dividends or dividend equivalents on equity-based awards based on the amounts paid to all shareholders as of the record date for each dividend declared.

EXECUTIVE COMPENSATION

GRANTS OF PLAN BASED AWARDS

Grants of Restricted Stock Units, Performance Stock Units and Restricted Stock for Fiscal 2019

The following table sets forth information with respect to RSUs, PSUs, and restricted stock awarded during fiscal 2019 to each of the NEOs under the 2012 Plan and, for Mr. Tritton, RSU and PSU awards that were made as a material inducement for Mr. Tritton to accept employment with the Company and enter into his employment agreement with the Company. The RSU and PSU awards made to Mr. Tritton were issued outside of the 2012 Plan and the Company’s 2018 Incentive Compensation Plan (the “2018 Plan”), in accordance with Nasdaq Listing Rule 5635(c)(4), but are subject to substantially the same terms as awards made under such plans.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards(2)(3) ($)
			Threshold(1) ($)	Target(1) ($)		Maximum(1) ($)	Threshold(1) (#)	Target(1) (#)	Maximum(1) (#)
Mark J. Tritton			—	750,000	(4)	—	—	—	—	—
	11/4/2019	(5)	—	—		—	—	273,735	—	3,735,114
	11/4/2019	(6)	—	—		—	—	539,648	—	7,363,497
	11/4/2019	(7)	—	—		—	—	39,105	—	533,588
Mary A. Winston	6/28/2019	(8)	—	—		—	—	163,934	—	1,899,995
Warren Eisenberg	—		—	—		—	—	—	—	—
Leonard Feinstein	—		—	—		—	—	—	—	—
Steven H. Temares	—		—	—		—	—	—	—	—
Robyn M. D’Elia	6/28/2019	(9)	—	—		—	33,640	134,553	201,831	1,559,469
(1)

Number of shares when converted from dollars to shares, which number is rounded up to the nearest whole share. Amounts represent the threshold, target and maximum amounts for equity incentive plan awards with performance conditions for each named executive officer. Awards that are subject to only a service condition are listed only in the target amount.

(2)	No option awards were granted to the NEOs in fiscal 2019.

(3)

Pursuant to the SEC rules, PSU, RSU and stock awards are valued in accordance with ASC 718. See footnote (2) to the Summary Compensation Table in this Proxy Statement. The fair value of PSU awards is reported at 100% of target, which is the estimated outcome of performance conditions associated with the PSU awards on the grant date.

(4)

Represents the target amount of the annual performance-based cash bonus for fiscal 2019 payable pursuant to Mr. Tritton’s employment agreement. See footnote (4) to the Summary Compensation Table in this Proxy Statement.

(5)

Represents a make-whole award of PSUs granted to Mr. Tritton as an inducement material to his entering into an employment agreement and commencing employment with the Company (“Make-Whole PSU Award”). The vesting of PSUs is subject to Mr. Tritton’s attainment, as determined by the Compensation Committee, of performance goals requiring Mr. Tritton to prepare and deliver to the Board key objectives and goals for the Company and the strategies and initiatives for the achievement of such objectives and goals, and Mr. Tritton’s provision of updates to the Board regarding achievement of such goals and objectives, and the PSUs will vest, if at all, subject to Mr. Tritton remaining in the Company’s employ through November 4, 2021, subject to the terms, conditions and restrictions of the award agreement governing the grant.

(6)

Represents a make-whole award of RSUs granted to Mr. Tritton as an inducement material to his entering into an employment agreement and commencing employment with the Company (“Make-Whole RSU Award”). The RSUs will vest as follows: (i) 273,734 RSUs will vest on March 31, 2020; (ii) 132,957 RSUs will vest on September 30, 2020; and (iii) 132,957 RSUs will vest on March 31, 2021, in each case subject, in general, to Mr. Tritton remaining in the Company’s employ through the applicable vesting date, and to the terms, conditions and restrictions of the award agreement governing the grant.

(7)

Represents a sign-on award of RSUs granted to Mr. Tritton as an inducement material to his entering into an employment agreement and commencing employment with the Company (“Sign-On RSU Award”). The RSUs will vest on November 4, 2020, subject, in general, to Mr. Tritton remaining in the Company’s employ through the vesting date, and to the terms, conditions and restrictions of the award agreement governing the grant.

(8)

Represents an award of restricted shares granted to Ms. Winston in connection with her appointment as the Interim Chief Executive Officer of the Company. In accordance with the terms of the award agreement governing this grant of restricted shares, on November 4, 2019, the restricted shares became fully vested as a result of Ms. Winston stepping down as the Interim Chief Executive Officer of the Company upon Mr. Tritton’s commencement of employment as the President and Chief Executive Officer of the Company.

EXECUTIVE COMPENSATION

(9)

Represents an award of PSUs granted to Ms. D’Elia granted on June 28, 2019. Vesting of these PSUs granted to Ms. D’Elia depends on (i) the Company’s achievement of a performance-based test during a one-year period from the date of grant and during a three-year period from the date of grant, and (ii) assuming achievement of the performance-based test, time vesting, subject, in general, to the executive remaining in the Company’s service on specified vesting dates. Performance during the one-year period is based on EBIT relative to a target amount. Subject to the certification of achievement of the one-year performance-based test, the corresponding PSUs will vest one year from the date of grant. Performance during the three-year period is based on a combination of total shareholder return relative to a peer group of the Company and cumulative EBIT relative to a target amount. Subject to the certification of achievement of the three-year performance-based test, the corresponding PSUs will vest on the third anniversary of the date of grant. The awards are capped at 150% of target achievement, with a floor of zero. PSUs are converted into shares of common stock upon payment following vesting. The amounts listed for Ms. D’Elia do not reflect a reduction of PSUs granted in fiscal 2019, as described below under “Potential Payments Upon Termination or Change in Control—Employment Agreement and Other Compensatory Arrangements with Ms. D’Elia”.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information for each of the NEOs with respect to the value of all unexercised options, unvested restricted stock awards, unvested RSUs and unvested PSUs as of February 29, 2020, the end of fiscal 2019.

Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Mark J. Tritton	—	—	—	—	—		—	852,488	(2)	9,215,395
Mary A. Winston	—	—	—	—	—		—	—		—
Warren Eisenberg	—	—	—	—	—		—	64,528	(3)	697,548
Leonard Feinstein	—	—	—	—	—		—	64,528	(3)	697,548
Steven H. Temares	—	—	—	—	—		—	547,608	(4)	5,919,642	(5)
Robyn M. D’Elia	—	—	—	—	6,712	(6)	72,557	150,702	(7)	1,629,089
(1)	Market value is based on the closing price of the Company’s common stock of $10.81 per share on February 28, 2020, the last trading day in fiscal 2019.

(2)

Mr. Tritton’s unvested PSU awards are valued at target achievement and include 39,105 RSUs that will vest on November 4, 2020, subject, in general, to Mr. Tritton remaining in the Company’s employ through the vesting date, and to the terms, conditions and restrictions of the award agreement governing the grant (see footnote (7) to the Grants of Plan Based Awards table in this Proxy Statement); 273,765 PSUs that will vest on November 4, 2021, subject to the terms, conditions and restrictions of the award agreement governing the grant (see footnote (5) to the Grants of Plan Based Awards table in this Proxy Statement); and 539,645 RSUs that will vest as follows: (i) 273,734 RSUs will vest on March 31, 2020; (ii) 132,957 RSUs will vest on September 30, 2020; and (iii) 132,957 RSUs will vest on March 31, 2021, in each case subject, in general, to Mr. Tritton remaining in the Company’s employ through the applicable vesting date, and to the terms, conditions and restrictions of the award agreement governing the grant. (see footnote (6) to the Grants of Plan Based Awards table in this Proxy Statement).

(3)

Messrs. Eisenberg and Feinstein’s unvested PSU awards are valued at target achievement and include 64,528 PSU awards subject to a three-year performance goal. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, as reduced by the Co-Founder settlement agreements, the PSU awards are scheduled to vest as follows: (a) 6,668 on May 10, 2020; (b) 13,336 on May 10, 2020; (c) 14,841 on May 10, 2021; and (d) 29,683 on May 10, 2021. In connection with Messrs. Eisenberg and Feinstein’s departure as officers of the Company, effective as of April 21, 2019, and as directors of the Company, effective as of May 1, 2019, the PSUs will vest upon, and to the extent provided in, the certification of the Compensation Committee of the attainment of the applicable performance goals.

(4)

Mr. Temares’ unvested PSU awards are valued at target achievement and include 547,608 PSU awards subject to a three-year performance goal. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, as reduced by the Temares PSU settlement agreement, the PSU awards are scheduled to vest as follows: (a) 68,650 on May 10, 2020; (b) 137,300 on May 10, 2020; (c) 113,886 on May 10, 2021; and (d) 227,772 on May 10, 2021. In connection with Mr. Temares’ termination of employment with the Company on May 12, 2019 and resignation from the Board of Directors of the Company on May 13, 2019, the PSUs will vest upon, and to the extent provided in, the certification of the Compensation Committee of the attainment of the applicable performance goals.

(5)

Pursuant to SEC rules, market value is based on the closing price of the Company’s common stock, which was $10.81 per share on February 28, 2020, the last trading day in fiscal 2019, rather than the grant date value under ASC 718. Accordingly, market value does not reflect a discount applied to Mr. Temares’ PSU awards by virtue of a required two-year post-vesting holding period.

(6)

Ms. D’Elia has an aggregate of 6,712 shares of unvested restricted stock. Ms. D’Elia’s unvested restricted stock awards are scheduled to vest as follows: (a) 287 on May 10, 2020; (b) 321 on each of May 12, 2020 and 2021; (c) 282 on each of May 11, 2020, 2021 and 2022; (d) 439 on each of May 10, 2020 and 2022 and 440 on each of May 10, 2021 and 2023; (e) 381 on each of May 10, 2020, 2021, 2022 and 2023 and 382 on May 10, 2024; and (f) 212 on each of May 10, 2020, 2021, 2022, 2023 and 2024 and 213 on May 10, 2025.

(7)

Ms. D’Elia’s unvested PSU awards are valued at target achievement and include 33,639 PSU awards, subject to a one-year performance goal, and 117,063 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards were scheduled to vest on June 28, 2020. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 5,383 on May 10, 2021; (b) 10,766 on May 10, 2021; and (c) 100,914 on June 28, 2022. The amounts listed for Ms. D’Elia do not reflect a reduction of PSUs granted in fiscal 2019, as described below under “Potential Payments Upon Termination or Change in Control – Employment Agreement and Other Compensatory Arrangements with Ms. D’Elia”.

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED

Option Exercises and Stock Awards Vested for Fiscal 2019

The following table includes certain information with respect to the exercise of options and vesting of stock awards by NEOs during fiscal 2019.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark J. Tritton(1)	—	—	—	—
Mary A. Winston(2)	—	—	163,934	2,236,879
Warren Eisenberg(3)	—	—	35,117	555,360
Leonard Feinstein(3)	—	—	35,117	555,360
Steven H. Temares(4)	—	—	282,382	4,412,706
Robyn M. D’Elia(5)	—	—	6,984	88,737
(1)	Mr. Tritton did not have any shares vest in fiscal 2019.

(2)

Ms. Winston acquired 163,934 shares on November 4, 2019, in connection with the vesting of her restricted stock awards upon her stepping down as Interim Chief Executive Officer upon Mr. Tritton’s commencement of employment as President and Chief Executive Officer.

(3)	Messrs. Eisenberg and Feinstein each acquired 35,117 shares in total on May 1, 2019 and May 10, 2019 upon the vesting of PSUs for which the performance test had been met.

(4)	Mr. Temares acquired 282,382 shares in total on May 10, 2019, May 11, 2019, and May 13, 2019 upon the vesting of PSUs for which the performance test had been met.

(5)

Ms. D’Elia acquired (i) 2,140 shares in total on May 10, 2019, May 11, 2019 and May 12, 2019 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 4,844 shares in total on May 10, 2019 upon vesting of PSU awards subject to a one-year performance goal.

Co-Chairmen Emeriti Transition

On April 21, 2019, Messrs. Eisenberg and Feinstein transitioned to the role of Co-Founders and Co-Chairmen Emeriti of the Board. As Co-Chairmen Emeriti, they became entitled to attend Board meetings if invited by the Board, but are not entitled to notice of any such meeting or to vote or be counted for quorum purposes at any such meetings. As a result of this transition, Messrs. Eisenberg and Feinstein ceased to be officers of the Company effective as of April 21, 2019, and became entitled to the payments and benefits provided under their employment agreements that apply in the case of a termination without cause, which generally include continued senior status payments (as described elsewhere in this proxy statement) until May 2027 and continued participation for them (and their spouses, if applicable) at the Company’s expense, in medical, dental, hospitalization and life insurance (collectively, “Health Benefits”) and in all other employee plans and programs in which they (or their family) were participating as of the date of termination and other or additional benefits in accordance with the applicable plans and programs until the earlier of death of the survivor of the Co-Founder and his spouse or the date(s) he receives equivalent coverage and benefits from a subsequent employer. As a result of differing views concerning Messrs. Eisenberg and Feinstein’s rights and entitlements to the continued participation in benefits beyond the enumerated Health Benefits and the Compensation Committee’s goal of limiting the Company’s ongoing responsibilities with respect to certain legacy arrangements, on February 26, 2020, each of Messrs. Eisenberg and Feinstein entered into the Co-Founder settlement agreements with the Company in settlement of claims relating to the continued participation in benefits beyond the Health Benefits. These other continued participation benefits included personal car service and car allowance, tax preparation services, and office and administrative personnel and support (referred to in this proxy statement as the “continued participation benefits”). See the section below entitled “Employment Agreements and Potential Payments Upon Termination or Change in Control.” In addition, Messrs. Eisenberg and Feinstein remain entitled to supplemental pension payments specified in their employment agreements until the death of the survivor of the Co-Founder and his spouse, reduced by the continued senior status payments referenced in this paragraph.

EXECUTIVE COMPENSATION

Employment Agreements and Potential Payments Upon Termination or Change in Control

Employment Agreements

Each NEO has an employment agreement with the Company that provides for severance pay (or, in the case of Ms. Winston, accelerated vesting of certain equity awards) and other benefits upon a termination of his or her employment. For a complete description of payments due to each NEO upon termination of his or her employment with the Company, see “Potential Payments Upon Termination or Change in Control” below. Mr. Tritton’s employment agreement provides for non-competition, non-solicitation, and non-interference during the term of employment and for two years thereafter. Ms. D’Elia’s agreement provides for a two-year non-solicitation restriction and non-competition restriction for one year but provides the Company with the ability to extend the period of non-competition for an additional year provided the Company also extends severance payments for such additional period (which the Company chose not to extend, as described further below). Mr. Eisenberg’s agreement and Mr. Feinstein’s agreement provide for a non-solicitation restriction for one year and provide for a non-competition restriction for the duration of required salary continuation payments under the agreements. Mr. Temares’ employment agreement provides for non-competition and non-solicitation of the Company’s employees during the term of employment and for one year thereafter. Each NEO employment agreement provides for confidentiality during the term of employment and surviving the end of the term of employment.

Potential Payments Upon Termination or Change in Control

The employment agreement of each NEO other than Ms. Winston and certain of the plans in which the NEOs participate require the Company to pay compensation to the executives if their employment terminates. Ms. Winston’s employment agreement with the Company provides for accelerated vesting of the special equity award that was granted in connection with her appointment as the Interim Chief Executive Officer of the Company upon termination of her employment. Because (i) Ms. Winston stepped down as the Interim Chief Executive Officer effective as of November 4, 2019 in connection with Mr. Tritton’s commencement of employment as the President and Chief Executive Officer of the Company (but continued as a director of the Company), (ii) Messrs. Eisenberg and Feinstein transitioned to the role of Co-Founders and Co-Chairmen Emeriti of the Board and ceased to be officers of the Company effective April 21, 2019, and (iii) Mr. Temares separated from the Company effective May 12, 2019, in each case, such separation or transition, as applicable, was treated as a termination of employment by the Company other than for “cause”, and the descriptions of the applicable agreements and arrangements below describe only the provisions applicable to, and amounts payable and benefits provided as a result of, a termination of Ms. Winston and each of Messrs. Eisenberg, Feinstein and Temares by the Company without “cause.”

The table below lists the estimated amount of compensation payable to each of Mr. Tritton and Ms. D’Elia in each termination situation using an assumed termination date and an assumed change in control date of February 29, 2020, the last day of fiscal 2019 and a price per share of common stock of $10.81 (the “Per Share Closing Price”), the closing per share price as of February 28, 2020, the last business day of fiscal 2019. Ms. D’Elia separated from the Company effective May 8, 2020, and her separation was treated as a termination by the Company without “cause.” Because Ms. D’Elia’s separation occurred following the end of the Company’s fiscal 2019, pursuant to SEC rules, the table below lists estimated compensation payable to Ms. D’Elia in each termination situation as of the last business day of fiscal 2019.

Employment Agreement with Mr. Tritton

The Board appointed Mark J. Tritton as the President and Chief Executive Officer of the Company, effective as of November 4, 2019, and in connection therewith, the Company entered into an employment agreement with Mr. Tritton (“Tritton Employment Agreement”). The Tritton Employment Agreement provides that in the event of a termination of Mr. Tritton’s employment due to his death or disability:

•	the Sign-On RSU Award and the Make-Whole RSU Award, to the extent not previously vested, will immediately vest in full;

•	the Make-Whole PSU Award, to the extent not previously vested, will immediately vest in full at 100% of target level of performance; and

•

the Company will pay Mr. Tritton (or his estate) a make-whole cash bonus of $710,000 which would have otherwise become payable on March 13, 2020, subject to Mr. Tritton’s continued employment with the Company through such date (“Make-Whole Cash Bonus”) and the annual bonus for 2019 fiscal year, to the extent not previously paid, within 30 days of such date (collectively, the “Inducement Award Acceleration”).

EXECUTIVE COMPENSATION

The Tritton Employment Agreement provides that if the Company terminates Mr. Tritton’s employment other than for “Cause,” or in the event Mr. Tritton terminates with “Good Reason,” in each case, not in connection with a “change in control” (as defined in the 2018 Plan), then in addition to Inducement Award Acceleration, Mr. Tritton will receive severance pay equal to the sum of two times Mr. Tritton’s base salary and his target annual bonus (payable over the 24 months following his termination date), any earned but unpaid annual bonus for the year prior to the year of termination, and up to 24 months of COBRA benefits at active employee rates. Severance pay will be paid in accordance with normal payroll; however, any amount due prior to the six months after termination of employment will be paid in a lump sum on the date following the six-month anniversary of termination of employment. If the Company terminates Mr. Tritton’s employment other than for “Cause,” or in the event Mr. Tritton terminates with “Good Reason,” in each case, within 30 days prior to, or two years following, a “change in control” (as defined in the 2018 Plan), then Mr. Tritton will receive the entitlements described in the preceding sentence, except that the severance pay will be paid in lump sum, Mr. Tritton’s other outstanding time-based equity awards will immediately vest in full, and any other outstanding performance-based equity awards will vest, based on actual performance and prorated based on the number of days during the applicable performance period that Mr. Tritton remained employed by the Company, at the time that such awards would have otherwise vested had Mr. Tritton remained employed up to the vesting date. Mr. Tritton (or his estate or legal representative, in the event of Mr. Tritton’s death or disability) is required to deliver a formal release of all claims prior to, and as a condition of, his receipt of any of the severance payments, accelerated vesting, and other post-employment benefits under the Tritton Employment Agreement.

“Cause” is defined in the Tritton Employment Agreement as Mr. Tritton’s: (i) indictment for or plea of nolo contendere to a felony or commission of an act involving moral turpitude; (ii) commission of fraud, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company, its subsidiaries or affiliates (collectively, the “Company Group”); (iii) indictment for or plea of nolo contendere to any serious offense that results in or would reasonably be expected to result in material financial harm, materially negative publicity or other material harm to any member of the Company Group; (iv) failure to perform any material aspect of his lawful duties or responsibilities for the Company or the Company Group (other than by reason of disability), and if curable, failure to cure in a timely manner; (v) failure to comply with any lawful written policy of the Company or reasonable directive of the Board, and in either case, if curable, failure to cure in a timely manner; (vi) commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his lawful duties or responsibilities; (vii) breach of any fiduciary duty owed to the Company Group; (viii) violation or breach of any restrictive covenant or any material term of the Tritton Employment Agreement, and, if curable, failure to cure in a timely manner; or (ix) commission of any act or omission that damages or is reasonably likely to damage the financial condition or business of the Company or materially damages or is reasonably likely to materially damage the reputation, public image, goodwill, assets or prospects of the Company. In addition, Mr. Tritton’s employment will be deemed to have terminated for “Cause” if, on the date Mr. Tritton’s employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within four months after such termination.

“Good Reason” is defined in the Tritton Employment Agreement as any of the following occurring without Mr. Tritton’s written consent: (i) a reduction of Mr. Tritton’s base salary, other than a reduction of less than ten percent in connection with a comparable decrease applicable to all senior executives of the Company; (ii) the Company’s relocation of Mr. Tritton’s place of employment by more than thirty-five miles; (iii) a material diminution in Mr. Tritton’s duties, authority or responsibilities; or (iv) a change in Mr. Tritton’s reporting line (such that he no longer reports directly to the Board) or in his title of Chief Executive Officer; provided, in each case, that a resignation will be with “Good Reason” only if Mr. Tritton provides the Company with written notice detailing the specific circumstances alleged to constitute “Good Reason” within sixty calendar days after the occurrence of such circumstances, the Company fails to cure such circumstances in all material respects within thirty days of receipt of notice, and Mr. Tritton actually resigns within one hundred and twenty days following the first occurrence of any grounds for “Good Reason”; provided further, that the removal of Mr. Tritton’s title as President and the subsequent appointment of a President who would report to Mr. Tritton would not constitute grounds for “Good Reason”.

The Tritton Employment Agreement also provides for non-competition and non-solicitation during the term of employment and for two years thereafter. The agreement also provides for non-disparagement and confidentiality during the term of employment and surviving the end of the term of employment.

Employment Agreement with Ms. Winston

On May 12, 2019, the Board appointed Mary A. Winston, a current member of the Board, as Interim Chief Executive Officer, effective as of that date, to succeed Mr. Temares, who ceased to serve as the Chief Executive Officer of the Company as of May 12, 2019, and on June 26, 2019, the Company entered into an employment agreement with Ms. Winston. Ms. Winston’s employment agreement provided for at-will employment without a specified term, an annual base salary equal to $1,100,000, and a grant of shares of time vesting restricted stock under the Company’s 2012 Plan equal in value to $1,900,000 based on the average of the high and low per-share trading price of Company common stock on the date of grant (the “TVRS Award”).

EXECUTIVE COMPENSATION

The TVRS Award was granted on June 28, 2019. The employment agreement and the award agreement governing the TVRS Award provided that the TVRS Award would vest in full in the event that Ms. Winston’s employment was terminated without “Cause”, including a termination because the Company hires a replacement chief executive officer, subject to Ms. Winston’s execution and non-revocation of a release of claims. Ms. Winston stepped down as the Company’s Interim Chief Executive Officer on November 4, 2019, in connection with Mr. Tritton commencing employment as the Company’s Chief Executive Officer, and Ms. Winston’s TVRS Award vested on such date.

Employment Agreement and Other Compensatory Arrangements with Mr. Temares

Mr. Temares departed the Company effective as of May 12, 2019. In accordance with the terms of his employment and equity award agreements, he was entitled to three times his then-current salary, totaling in the amount of $11,902,500 (calculated without regard to any past voluntary waiver of base salary), payable over three years in normal payroll installments, except that the amount due prior to the six months after his departure, $1,983,750, was paid in a lump sum on November 13, 2019, after the end of such six-month period. Such amounts will be reduced by any compensation earned by Mr. Temares with any subsequent employer or otherwise and will be subject to his compliance with a one-year non-competition and non-solicitation covenant.

The one-year performance goal applicable to Mr. Temares’ PSUs granted in the Company’s 2018 fiscal year was determined to have been attained, and the PSUs became fully vested. However, in connection with its review of the 2018 Performance Peer Group used for purposes of the PSUs granted to Mr. Temares in the Company’s 2018 fiscal year, the Compensation Committee found that the Company’s 2017 fiscal year performance peer group was used in determining the achievement of performance goals instead of the 2018 Performance Peer Group, which resulted in Mr. Temares receiving 94,500 additional shares in respect of his PSUs (the “Temares additional shares”). On October 21, 2019, Mr. Temares entered into an agreement (the “Temares PSU settlement agreement”) with the Company to reduce by a number of shares equal to the number of Temares additional shares those PSUs that remained outstanding under the award granted to Mr. Temares in the Company’s 2018 fiscal year. Pursuant to the Temares PSU settlement agreement, the Company reduced the number of outstanding PSUs granted to Mr. Temares in the Company’s 2018 fiscal year by 94,500 PSUs, such that, following the reduction, Mr. Temares held 227,772 PSUs subject to a three-year ROIC goal and 113,886 PSUs subject to a three-year EBIT margin goal (in each case, assuming 100% of the target level of performance). Further, as a result of his departure in the Company’s 2019 fiscal year, the time-vesting component of Mr. Temares’ equity-based awards accelerated, including (i) his stock options (which were “underwater” and expired without having been exercised by Mr. Temares), and (ii) $5,919,642 of PSU awards (assuming target level of performance) which remain subject to attainment of any applicable performance goals and the certification of the applicable performance-based tests by the Compensation Committee, as provided under his award agreements and subject to the terms of the Temares PSU settlement agreement. For this purpose, the value of the PSU awards is based on the Per Share Closing Price. The actual value of Mr. Temares’ PSU awards upon vesting will depend on the actual performance as certified by the Compensation Committee. Following the end of the 2019 fiscal year, the Compensation Committee certified that (i) the three-year EBIT margin performance-based test for fiscal 2017 was met at 69.07% target (resulting in a payout of 75% of target, resulting in Mr. Temares receiving 51,488 shares of common stock with respect to such PSU award), and (ii) the three-year ROIC performance-based test for fiscal 2017 was met at 76.93% target (resulting in a payout of 90% of target, resulting in Mr. Temares receiving 123,570 shares of common stock with respect to such PSU award).

Mr. Temares is a party to the SERP and a related escrow agreement, pursuant to which he was entitled to receive a supplemental retirement benefit as a result of his separation from service from the Company. Pursuant to the SERP, as a result of his separation from service with the Company as of May 12, 2019 being treated as a termination without cause, Mr. Temares became entitled to a lump sum payment equal to the present value of an annual amount equal to 50% of Mr. Temares’ annual base salary on the date of termination of employment if such annual amount were paid for a period of 10 years in accordance with the Company’s normal payroll practices (which amount equals $17,654,834), subject to Mr. Temares’ timely execution and non-revocation of a release of claims in favor of the Company (which occurred). This amount was paid on November 13, 2019, the first business day following the six-month anniversary of Mr. Temares’ termination of service. The Company has no further obligation to Mr. Temares under the SERP.

Employment Agreements and Other Compensatory Arrangements with Messrs. Eisenberg and Feinstein

The Company is party to employment agreements with each of Messrs. Eisenberg and Feinstein. Under these agreements, each of Messrs. Eisenberg and Feinstein had the option to elect senior status at any time (i.e., to be continued to be employed to provide non-line executive consultative services). On May 11, 2017, Messrs. Eisenberg and Feinstein notified the Company that they elected to commence their Senior Status Period (as defined in their respective employment agreements), effective May 21, 2017. Pursuant to the “senior status” provisions of their employment agreements, each of Messrs. Eisenberg and Feinstein was entitled to base salary, termination payments, postretirement benefits and other terms and conditions of employment, during the Senior Status Period.

EXECUTIVE COMPENSATION

On April 21, 2019, each of Messrs. Eisenberg and Feinstein transitioned to the roles of Co-Founders and Co-Chairmen Emeriti of the Board of Directors of the Company. As a result of this transition, Messrs. Eisenberg and Feinstein ceased to be officers of the Company effective as of April 21, 2019, and became entitled to the payments and benefits provided under their employment agreements that apply in the case of termination without cause, which generally include continued senior status payments until May 2027 and continued participation for them (and their spouses, if applicable) at the Company’s expense, in Health Benefits and in all other employee plans and programs in which they (or their families) were participating as of the date of termination and other or additional benefits in accordance with the applicable plans and programs until the earlier of death of the survivor of the applicable Co-Chairman Emeritus and his spouse or the date(s) he receives equivalent coverage and benefits from a subsequent employer. As a result of differing views concerning Messrs. Eisenberg and Feinstein’s rights and entitlements to the continued participation in benefits beyond the enumerated Health Benefits and the Compensation Committee’s goal of limiting the Company’s ongoing responsibilities with respect to certain legacy arrangements, on February 26, 2020, each of Messrs. Eisenberg and Feinstein entered into the Co-Founder settlement agreements with the Company in settlement of claims relating to the continued participation in benefits beyond the Health Benefits. These other continued participation benefits include personal car service and car allowance, tax preparation services, and office and administrative personnel and support (referred to in this proxy statement as the “continued participation benefits”). In addition, the Co-Chairmen Emeriti remain entitled to supplemental pension payments specified in their employment agreements of $200,000 per year (as adjusted for a cost of living increase), until the death of the survivor of the applicable Co-Chairman Emeritus and his spouse, reduced by the continued senior status payments referenced above.

The annual amount of senior status payments to be made to each of the Co-Chairmen Emeriti until May 2027 equals $612,561, subject to future cost of living adjustments, as provided in the applicable employment agreements. The estimated annual value of the continued health, life insurance and other or additional benefits provided pursuant to Messrs. Eisenberg and Feinstein’s employment agreements equals $9,700 for each of Messrs. Eisenberg and Feinstein. Further, in the Company’s 2019 fiscal year, Messrs. Eisenberg and Feinstein received a lump sum amount equal to $1,608,847 and $2,464,446, respectively pursuant to the Co-Founder settlement agreements in settlement of claims relating to the continued participation benefits. The amount of the settlement was determined by the Compensation Committee in consultation with its independent counsel, and reflects a reduction to the amounts that may otherwise have been payable or provided to Messrs. Eisenberg and Feinstein under their employment agreements with respect to the continued participation benefits, including an actuarial adjustment to reflect mortality assumptions and an actuarial discount to reasonably reflect the time value of money.

Vesting of stock option awards depends on time vesting, subject in general to the applicable NEO remaining in the Company’s service on specific vesting dates. Pursuant to their respective stock option agreements, unvested stock options held by Messrs. Eisenberg and Feinstein were forfeited effective as of their resignations as members of the Board of Directors effective May 1, 2019.

Pursuant to their respective restricted stock and performance stock unit agreements, outstanding shares of restricted stock and PSUs granted to Messrs. Eisenberg and Feinstein vested upon their resignations as members of the Board of Directors effective May 1, 2019, subject, however, to attainment of any applicable performance goals and the certification of the applicable performance-based tests by the Compensation Committee, as provided under their award agreements. The one-year performance goal applicable to Messrs. Eisenberg and Feinstein’s PSUs granted in the Company’s 2018 fiscal year was determined to have been attained, and the PSUs became fully vested. However, in connection with its review of the 2018 Performance Peer Group used for purposes of the PSUs granted to Messrs. Eisenberg and Feinstein in the Company’s 2018 fiscal year, the Compensation Committee found that the Company’s 2017 fiscal year performance peer group was used in determining the achievement of performance goals instead of the 2018 Performance Peer Group, which resulted in each of Messrs. Eisenberg and Feinstein receiving 9,646 additional shares in respect of their PSUs, respectively (the “Co-Founder additional shares”). On February 26, 2020, each of Messrs. Eisenberg and Feinstein entered into agreements (the “Co-Founder PSU settlement agreements”) with the Company to reduce by a number of shares equal to the number of Co-Founder additional shares those PSUs that remained outstanding under awards granted to Messrs. Eisenberg and Feinstein in the Company’s 2018 fiscal year.

As a result of their transition, in the Company’s 2019 fiscal year, $88,244 of PSU awards held by each of Messrs. Eisenberg and Feinstein, which had previously met the related performance-based test, had been certified by the Compensation Committee, and remained subject solely to time-vesting, were accelerated. Pursuant to the Co-Founder PSU settlement agreements, the Company reduced the number of outstanding PSUs granted to each of Messrs. Eisenberg and Feinstein in the Company’s 2018 fiscal year by 9,646 PSUs, such that, following the reduction, Messrs. Eisenberg and Feinstein each held 23,252 PSUs subject to a three-year ROIC goal and 11,626 PSUs subject to a three-year EBIT margin goal (in each case, assuming 100% of the target level of performance). Further, as a result of the transition, in the Company’s 2019 fiscal year, the time-vesting component of PSUs held by each of Messrs. Eisenberg and Feinstein equal in value to $697,548 (assuming target level of performance) accelerated, and the PSUs remain subject to attainment of any applicable performance goals and the certification of the applicable performance-based tests by the Compensation Committee, as provided under their award

EXECUTIVE COMPENSATION

agreements and subject to the terms of the Co-Founder PSU settlement agreements. For this purpose, the value of the PSU awards is based on the Per Share Closing Price. Following the end of the 2019 fiscal year, the Compensation Committee certified that (i) the three-year EBIT margin performance-based test for fiscal 2017 was met at 69.07% target (resulting in a payout of 75% of target, resulting in each of Messrs. Eisenberg and Feinstein receiving 5,001 shares of common stock with respect to such PSU award), and (ii) the three-year ROIC performance-based test for fiscal 2017 was met at 76.93% target (resulting in a payout of 90% of target, resulting in each of Messrs. Eisenberg and Feinstein receiving 12,002 shares of common stock with respect to such PSU award).

Messrs. Eisenberg and Feinstein’s employment agreements also provide that upon a change in control of the Company, the Company will fund a “rabbi trust” for each to hold an amount equal to the value of the payments and certain benefits payable to each upon his termination of employment with the Company. In the event of termination of employment, the executives are under no obligation to seek other employment and there is no reduction in the amount payable to the executive on account of any compensation earned from any subsequent employment. To the extent that any payments under the employment agreements due following the termination of Messrs. Eisenberg and Feinstein are considered to be deferred compensation under Section 409A of the Code, such amounts will commence to be paid on the earlier of the six-month anniversary of termination of employment or his death.

Effective February 29, 2020, pursuant to deferred compensation agreements between the Company and each of Messrs. Eisenberg and Feinstein entered into in fiscal 2003, which provided for payments in substitution for such executives’ legacy split-dollar life insurance benefits, the Company paid $2,125,000 and $2,080,000 to each of Messrs. Eisenberg and Feinstein, respectively. The Company has no further obligation to Messrs. Eisenberg or Feinstein under the deferred compensation agreements.

Employment Agreement and Other Compensatory Arrangements with Ms. D’Elia

The employment agreement with Ms. D’Elia provides for severance pay equal to one year’s salary if the Company terminates her employment other than for “Cause” (including by reason of death or disability) or upon a “constructive termination” (as defined below). Severance pay is payable in accordance with normal payroll; however, any amount due prior to the six months after termination of employment will be paid in a lump sum on the date following the six-month anniversary of termination of employment. “Cause” is defined in the employment agreement as when Ms. D’Elia has: (i) acted in bad faith or with dishonesty; (ii) willfully failed to follow reasonable and lawful directions of the CEO or the Board of Directors; (iii) performed her duties with gross negligence; or (iv) been convicted of a felony. “Constructive termination” is defined in the employment agreement as the Company’s relocation of Ms. D’Elia’s place of employment by more than twenty-five miles, or the Company’s material breach of one or more terms of her employment agreement. Under the terms of Ms. D’Elia’s employment agreement, upon a termination of Ms. D’Elia’s employment by the Company for any reason other than for “Cause”, upon a “constructive termination”, or upon death or disability, all unvested options vest and become exercisable, shares of restricted stock and PSUs granted vest subject to attainment of any applicable performance goals (except as expressly provided otherwise in the applicable award agreement), and the unvested portion of Ms. D’Elia’s deferred cash award immediately vests and become payable, subject to the execution and non-revocation of a release of claims. The agreement also provides for non-solicitation during the term of employment and for two years thereafter, and for non-competition during the term of employment and for one year thereafter, subject to the Company’s ability to extend the non-competition period for an additional year provided the Company also extends her severance payments for such additional period. The agreement also provides for confidentiality during the term of employment and surviving the end of the term of employment.

On May 4, 2020, Ms. D’Elia ceased serving as Chief Financial Officer of the Company and continued to provide transitional services to the Company through May 8, 2020. On May 15, 2020, Ms. D’Elia and the Company entered into a separation and general release agreement with the Company (the “D’Elia Separation Agreement”), pursuant to which, subject to Ms. D’Elia’s timely execution and non-revocation of a release of claims in favor of the Company (which occurred), her termination of employment was treated as a termination by the Company other than for “Cause”, and Ms. D’Elia became entitled to receive those payments and benefits described above and in the below table in the row labeled “Termination Without Cause” and further described below. As indicated in the below table, pursuant to the terms of Ms. D’Elia’s employment agreement, as a result of her departure in the Company`s 2020 fiscal year, her unvested incentive cash award (equal to $64,286) and 6,712 shares of restricted stock vested.

Pursuant to the terms of her employment agreement and the applicable award agreement, the time-vesting component of the following awards held by Ms. D’Elia accelerated and remained subject to attainment of any performance goals and the certification of the applicable performance-based tests by the Compensation Committee, as provided under her award agreements and subject to the terms of the D’Elia Separation Agreement:

•	16,149 PSU awards granted in June 2018 subject to three-year performance goals (assuming target level of performance);

EXECUTIVE COMPENSATION

•	33,639 PSU awards granted in June 2019 subject to one-year performance goals (assuming target level of performance), subject to the reduction described immediately below; and

•

39,905 PSU awards, representing a portion of the PSU awards granted in June 2019 subject to three-year performance goals, prorated for the portion of the applicable performance period that Ms. D’Elia was employed by the Company (assuming target level of performance), which were further reduced as described immediately below.

The one-year performance goal applicable to Ms. D’Elia’s PSUs granted in the Company’s 2018 fiscal year was determined to have been attained, and the PSUs became fully vested. However, in connection with its review of the 2018 Performance Peer Group used for purposes of the PSUs granted to Ms. D’Elia in the Company’s 2018 fiscal year, the Compensation Committee found that the Company’s 2017 fiscal year performance peer group was used in determining the achievement of performance goals instead of the 2018 Performance Peer Group, which resulted in Ms. D’Elia receiving 3,498 additional shares in respect of her PSUs (“D’Elia additional shares”). Accordingly, the target number of PSUs awarded to Ms. D’Elia in June 2019 was reduced by the number of D’Elia additional shares. Because the PSUs subject to three-year performance goals granted to Ms. D’Elia in June 2019 vested on a prorated basis in connection with her separation, pursuant to the D’Elia Separation Agreement, the Company reduced the number of outstanding PSUs granted to Ms. D’Elia by 1,586 PSUs, such that, following the reduction, Ms. D’Elia held 33,639 PSUs granted in fiscal 2019 subject to a one-year performance goal, 19,556 PSUs granted in fiscal 2019 subject to a cumulative Company EBIT goal, and 19,556 PSUs granted in fiscal 2019 subject to a three-year relative TSR goal (in each case, assuming 100% of the target level of performance). The D’Elia Separation Agreement also entitles Ms. D’Elia to up to 18 months of COBRA benefits at active employee rates, and provides that the Company waives its rights to extend Ms. D’Elia non-competition period by one additional year.

Table and related footnotes follow:

	Cash Severance(1)	Cash Award Acceleration(2)	Restricted Stock Acceleration(3)	PSU and RSU Acceleration(4)(5)	COBRA Continuation(6)	Total
Mark J. Tritton
Termination due to death or disability	$—	$710,000	$—	$9,360,318	$—	$10,070,318
Termination Without Cause or with Good Reason(7)	$3,900,000	$710,000	$—	$9,360,318	$28,479	$13,998,797
Change in Control + Termination(8)	$3,900,000	$710,000	$—	$9,360,318	$28,479	$13,998,797
Robyn M. D’Elia
Termination Without Cause or Constructive Termination(9)	$750,000	$64,286	$85,306	$1,693,408	$—	$2,593,000
Change in Control + Termination(10)	$750,000	$64,286	$85,306	$1,693,408	$—	$2,593,000
(1)

Upon a termination without Cause or for Good Reason, Mr. Tritton would become entitled to a severance payment equal to two times the sum of his base salary and his target fiscal year 2019 annual bonus. If terminated during the 30-day period preceding the Change in Control or 2 years following, the severance would be paid out in a lump sum within 30 days of the termination date or Change in Control date, whichever is later. If the termination is not in connection with a Change in Control, severance payments will be made in installments in accordance with the regular payroll payment schedule. If involuntarily terminated by the Company without Cause, Mr. Tritton would be entitled to 60 days’ advance written notice. Based on his base salary, failure to provide adequate notice would entitle Mr. Tritton to an additional $196,721 beyond the $3,900,000 shown in the table above.

(2)

For Ms. D’Elia, represents the value of unvested deferred cash awards that would vest and become payable, subject to the execution and non-revocation of a release of claims, on a termination by the Company other than for “Cause” (including by reason of death or disability) or upon Ms. D’Elia’s “Constructive Termination” (as defined in Ms. D’Elia’s employment agreement) on February 29, 2020. The deferred cash awards are based solely on time vesting and were granted to Ms. D’Elia prior to her becoming an NEO. For Mr. Tritton, represents the value of the Make-Whole Cash Bonus, subject to the execution and non-revocation of a release of claims, on a termination by the Company other than for “Cause” (including by reason of death or disability) or upon Mr. Tritton’s termination resignation with “Good Reason” on February 29, 2020.

(3)

Represents the value of unvested outstanding restricted stock that would accelerate and vest on a termination occurring on February 29, 2020, subject to the execution and non-revocation of a release of claims. The value is calculated by multiplying the number of shares of restricted stock that accelerate and vest by the Per Share Closing Price. The value of accelerated restricted stock includes dividends on the underlying shares of the applicable restricted stock that are subject to the same vesting restrictions that apply to the entire restricted

EXECUTIVE COMPENSATION

stock. The value of accrued dividends credited as of February 29, 2020 and included above were approximately $77,068 for Ms. D’Elia. Does not reflect value of awards vested prior to the assumed CIC date. Values shown above are based on the Company’s closing share price on February 28, 2020 ($10.81). The values for the restricted stock awards reflect the number of outstanding awards multiplied by the per share price along with the dividends declared with respect to such awards.

(4)

For Mr. Tritton, represents the value of accelerated vesting of the Make-Whole RSU Award, Sign-On RSU Award, and the Make-Whole PSU Award (at 100% of target level of performance) in the event of Mr. Tritton’s termination due to death, disability, termination by the Company without Cause or resignation with Good Reason on February 29, 2020, subject to the execution and non-revocation of a release of claims. Additionally, in the event Mr. Tritton’s employment is terminated by the Company without Cause or due to his resignation with Good Reason, in each case, within 30 days prior to or two years following a “change in control”, subject to the execution and non-revocation of a release of claims, all of Mr. Tritton’s other outstanding time-based equity awards will immediately vest in full, and any other outstanding performance-based equity awards will vest, based on actual performance and prorated based on the number of days during the applicable performance period that Mr. Tritton remained employed by the Company, at the time that such awards would have otherwise vested had Mr. Tritton remained employed up to the vesting date. For Mr. Tritton, the value of accelerated PSU and RSU awards includes dividend equivalents on the underlying shares of the applicable PSU and RSU award that are subject to the same vesting restrictions that apply to the entire PSU or RSU award. The value of accrued dividend equivalents credited as of February 29, 2020 and included above (assuming that PSUs achieved target level of performance) were approximately $144,923 for Mr. Tritton. For a more complete discussion of the metrics and method of calculating the applicable performance metrics for PSU awards, please see the discussion of PSUs in the Equity Compensation section of the Compensation Discussion and Analysis above.

(5)

For Ms. D’Elia, represents the value of unvested outstanding PSU awards that would accelerate and vest on a termination without “Cause” or in the event of a “Constructive Termination”, subject to attainment of any applicable performance goals and after the Compensation Committee certifies achievement of the applicable performance test, and subject to the execution and non-revocation of a release of claims. For Ms. D’Elia, these values represent acceleration of the June 2019 PSU awards subject to the one-year performance test, which was met at 37.46% of target (resulting in a payout of 0% of target). For Ms. D’Elia, the portions of the June 2018 and June 2019 PSU awards subject to a three-year performance test, based on relative performance against the peer companies, were substantially uncertain on February 29, 2020 and are not included. For Ms. D’Elia, the value of accelerated PSU awards includes dividend equivalents on the underlying shares of the applicable PSU award that are subject to the same vesting restrictions that apply to the entire PSU award. The value of accrued dividend equivalents credited as of February 29, 2020 and included above (assuming that PSUs achieved target level of performance) were approximately $77,068 for Ms. D’Elia. As of May 22, 2020, the amount of dividend equivalents accrued for the PSU awards based on expected achievement, or, if applicable, actual achievement, was approximately $58,420 for Ms. D’Elia. For a more complete discussion of the metrics and method of calculating the applicable performance metrics for PSU awards, please see the discussion of PSUs in the Equity Compensation section of the Compensation Discussion & Analysis above. The amounts listed for Ms. D’Elia do not reflect a reduction of 1,586 PSUs granted in fiscal 2019 subject to three-year goals, as described above under “Potential Payments Upon Termination or Change in Control – Employment Agreement and Other Compensatory Arrangements with Ms. D’Elia”.

(6)	Represents the employer portion of up to 24 months of COBRA continuation coverage at active employee rates.

(7)	Cash severance represents two times the sum of current salary and target annual bonus payable over a period of two years.

(8)	Cash severance represents two times the sum of current salary and target annual bonus paid in a lump sum.

(9)

In the event of a termination of employment due to death or disability, Ms. D’Elia (or her estate) will receive the same payments as if there were a “Termination Without Cause or Constructive Termination.”

(10)	Cash severance represents one times current salary payable over a period of one year.

CEO Pay Ratio

The Company has prepared the following information required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, regarding the ratio of the compensation of our CEO to that of the Company’s median employee, using certain permitted methodologies.

The median employee at the Company, not counting the CEO, was determined by:

•

using our total employee population (whether employed on a full-time, part-time, seasonal or temporary basis), which as of February 29, 2020, the Company’s fiscal year end, includes approximately 55,000 employees, comprised of approximately 53,000 US employees and approximately 2,000 non-US employees; of our total number of employees, more than 60% were part-time and more than 92% were hourly;

•	using payroll records as of February 29, 2020, the Company’s fiscal year end; and

•

excluding, under the de minimis exemption to the pay ratio rule, all of our associates in each of Canada (1,977), Mexico (7), Panama (4) and the Dominican Republic (4), which in total are 1,992 associates, or approximately 3.6%, of our total associate population, excluding the CEO.

EXECUTIVE COMPENSATION

The median employee was identified using the total cash compensation, which, for this purpose, included base salary, bonus and commissions, per payroll records for the twelve months ended February 29, 2020 and pay for any permanent full-time and part-time associates (whether salaried or hourly) who were not employed for the full fiscal year were annualized.

The individual identified as the median employee is a part-time hourly associate working in a Christmas Tree Shops store receiving a total annual compensation for fiscal 2019 of $14,521. The identification of the median employee was influenced by the Company having a workforce significantly composed of part-time, hourly store associates.

The compensation of the Company’s CEO for fiscal 2019 as reported in the Summary Compensation Table was $13,764,398. Using the CEO’s annualized salary of $1,200,000 and the CEO’s actual compensation (other than salary), the annualized compensation amount used for the calculation of the CEO Pay Ratio was $14,618,244. This includes the grant date fair value of stock awards, including one-time awards made in connection with hiring of the CEO and the negotiation of his employment agreement, which may not necessarily reflect the actual value, if any, that may be realized by the CEO. The ratio of the annual total compensation of the Company’s CEO to that of the median employee is estimated to be 1,007:1. This estimate was calculated in a manner consistent with the applicable SEC rules and guidance, based upon the payroll and employment records of the Company. The rules and guidance applicable to this disclosure permit a variety of methods and a range of reasonable estimates and assumptions to reflect compensation practices. Therefore, the pay ratio reported by other companies in similar industries may well not be comparable to the pay ratio reported above.

In connection with the preparation of the foregoing disclosure, management has provided the Compensation Committee with the analysis of the CEO to median employee pay ratio and accompanying contextual narrative, for its information when setting executive pay decisions.

PROPOSAL 3—APPROVAL, BY NON-BINDING VOTE, OF 2019 EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, the Company is providing its shareholders the opportunity to cast an advisory vote on the compensation of its Named Executive Officers (NEOs) for fiscal 2019. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on NEOs’ compensation.

The Board of Directors recommends a vote in favor of the following resolutions:

“RESOLVED, that the compensation paid to the Company’s NEOs for fiscal 2019, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive officer compensation program, values the opinions expressed by shareholders in the Compensation Committee’s ongoing engagement, discussed above, and considers the views provided by shareholders when making future compensation decisions for NEOs. The affirmative vote of the holders of a majority of the votes cast by our shareholders in person or represented by proxy and entitled to vote is required to approve this proposal.

We believe the preceding Compensation Discussion and Analysis, including the significant changes in equity compensation design that were implemented for fiscal 2019, reflects the Committee’s receptiveness and responsiveness to shareholder concerns regarding executive compensation, and supports the recommendation by the Board of a vote approving the fiscal 2019 executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS FOR FISCAL 2019 AS DISCLOSED IN THIS PROXY STATEMENT

OUR SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of June 5, 2020 by (i) each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock; (ii) our NEOs; (iii) each of our directors and nominees for director; and (iv) all of our directors and executive officers as a group. Ownership data with respect to our institutional shareholders is based upon information publicly available as described in the footnotes below.

The following table gives effect to the shares of common stock issuable within 60 days of June 5, 2020 upon the exercise of all options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Exchange Act, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 127,350,051 shares of our common stock outstanding at June 5, 2020. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, New Jersey 07083.

Name	Position	Number of Shares of Common Stock Beneficially Owned and Percent of Class
FMR LLC		15,021,719	(1)	11.8%
BlackRock, Inc.		14,921,097	(2)	11.7%
The Vanguard Group		12,421,293	(3)	9.8%
Contrarius Investment Management Limited		11,598,442	(4)	9.1%
Dimensional Fund Advisors LP		7,058,092	(5)	5.5%
Legion Partners Asset Management, LLC		6,869,562	(6)	5.4%
Warren Eisenberg	Co-Chairman Emeritus and Co-Founder	1,560,875	(7)	1.2%
Leonard Feinstein	Co-Chairman Emeritus and Co-Founder	1,472,832	(8)	1.2%
Mark J. Tritton	President and Chief Executive Officer and Director	432,305	(9)	*
Steven H. Temares	Former Chief Executive Officer and Director	1,020,375	(10)	*
Robyn M. D’Elia	Former Chief Financial Officer and Treasurer	15,543	(11)	*
Stephanie Bell-Rose	Director	12,428		*
Harriett Edelman	Director	8,342		*
John E. Fleming	Director	13,342		*
Patrick R. Gaston	Director	46,089		*
Sue E. Gove	Director	8,342		*
Jeffrey A. Kirwan	Director	13,709		*
JB Osborne	Director	12,428		*
Harsha Ramalingam	Director	8,342		*
Virginia P. Ruesterholz	Director	19,102		*
Joshua E. Schechter	Director	8,342		*
Andrea Weiss	Director	11,851		*
Mary A. Winston	Director and former Interim Chief Executive Officer	94,189		*
Ann Yerger	Director	11,371		*
All Directors and Executive Officers as a Group (21 persons)		1,717,428		1.3%

*	Less than 1% of the outstanding common stock of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

Information regarding FMR LLC was obtained from a Schedule 13G filed with the SEC on February 7, 2020 by FMR LLC. The Schedule 13G states that FMR LLC has sole voting power of 2,663,544 shares of common stock and sole dispositive power of 15,021,791 shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)

Information regarding BlackRock, Inc. was obtained from a Schedule 13G filed with the SEC on February 4, 2020 by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has sole voting power of 14,433,230 shares of common stock and sole dispositive power of 14,921,097 shares of common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

Information regarding The Vanguard Group was obtained from a Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group. The Schedule 13G states that The Vanguard Group has sole voting power of 119,678 shares of common stock, shared voting power of 19,600 shares of common stock, sole dispositive power of 12,298,747 shares of common stock and shared dispositive power of 122,546 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Information regarding Contrarius Investment Management Limited was obtained from a Schedule 13G filed with the SEC on February 6, 2020 by Contrarius Investment Management Limited. The Schedule 13G states that Contrarius Investment Management Limited has shared voting power of 11,598,442 shares of common stock and shared dispositive power of 11,598,442 shares of common stock. The address of Contrarius Investment Management Limited is 2 Bond Street, St. Helier, Jersey JE2 3NP, Channel Islands.

(5)

Information regarding Dimensional Fund Advisors LP was obtained from a Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP. The Schedule 13G states that Dimensional Fund Advisors LP has sole voting power of 6,876,550 shares of common stock and sole dispositive power of 7,058,092 shares of common stock. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX, 78746.

(6)

Information regarding Legion Partners Asset Management, LLC was obtained from a Schedule 13D filed with the SEC on April 2, 2020 by Legion Partners Asset Management, LLC. The Schedule 13D states that Legion Partners Asset Management, LLC has shared voting power of 6,869,362 shares of common stock and shared dispositive power of 6,869,362 shares of common stock. The address of Legion Partners Asset Management, LLC is 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025.

(7)

Based on information provided by Mr. Eisenberg in April 2020, the shares shown as being owned by Mr. Eisenberg include: (a) 559,933 shares owned by Mr. Eisenberg individually; (b) 653,000 shares owned by a foundation of which Mr. Eisenberg and his family members are trustees and officers; and (c) 347,942 shares owned by Mr. Eisenberg’s spouse. Mr. Eisenberg has sole voting power with respect to the shares held by him individually and in trust for which he is the trustee but disclaims beneficial ownership of any of the shares not owned by him individually and in trust for which he is not the trustee. On April 21, 2019, Mr. Eisenberg transitioned to the role of Co-Founder and Co-Chairman Emeritus of the Board of Directors of the Company. As a result of this transition, Mr. Eisenberg ceased to be an officer of the Company effective April 21, 2019.

(8)

Based on information provided by Mr. Feinstein in April 2020, the shares shown as being owned by Mr. Feinstein include: (a) 423,614 shares owned by Mr. Feinstein individually; (b) 503,000 shares owned by a foundation of which Mr. Feinstein and his family members are directors and officers; (c) 204,978 shares held by trusts for the benefit of Mr. Feinstein’s family members; and (d) 341,240 shares owned by Mr. Feinstein’s spouse. Mr. Feinstein has sole voting power with respect to the shares held by him individually and in trust for which he is the trustee but disclaims beneficial ownership of any of the shares not owned by him individually and in trust for which he is not the trustee. On April 21, 2019, Mr. Feinstein transitioned to the role of Co-Founder and Co-Chairman Emeritus of the Board of Directors of the Company. As a result of this transition, Mr. Feinstein ceased to be an officer of the Company effective April 21, 2019.

(9)	The shares shown as being owned by Mr. Tritton include: (a) 127,286 shares owned by Mr. Tritton individually; and (b) 305,019 shares of restricted stock.

(10)

The shares shown as being beneficially owned by Mr. Temares are based on the amount disclosed in his most recent filing on Form 4 filed on May 14, 2019, and include: (a) 916,039 shares owned by Mr. Temares individually; (b) 99,336 shares owned by a family limited partnership, of which Mr. Temares and his spouse are the sole general partners, and of which Mr. Temares and his spouse serve as limited partners together with trusts for the benefit of Mr. Temares, his spouse and his children; and (c) 5,000 shares owned by a family limited partnership established by Mr. Temares’ mother. Mr. Temares has sole voting power with respect to the shares held by him individually and the above described family limited partnership but disclaims beneficial ownership of the shares owned by the family limited partnership established by Mr. Temares’ mother. On May 12, 2019, Mr. Temares stepped down as Chief Executive Officer and on May 13, 2019, resigned from the Board of Directors of the Company.

(11)	The shares reported as beneficially owned by Ms. D’Elia are based on the amount disclosed in her most recent filing on Form 4 filed on May 14, 2019.

OTHER MATTERS

Questions and Answers

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Bed Bath & Beyond Inc., a New York corporation, of proxies to be voted at the Annual Meeting and at any adjournment or adjournments.

This Proxy Statement, the proxy card and our 2019 Annual Report are being mailed starting on or about June 18, 2020.

The information regarding stock ownership and other matters in this Proxy Statement is as of the record date, June 5, 2020, unless otherwise indicated.

What may I vote on?

You may vote on the following proposals:

•	election of 12 directors to hold office until the Annual Meeting in 2021 or until their respective successors have been elected and qualified (Proposal 1);

•	ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending February 27, 2021 (“fiscal 2020”) (Proposal 2); and

•	the approval, by non-binding vote, of the 2019 compensation paid to the Company’s Named Executive Officers (commonly known as a “say-on-pay” proposal (Proposal 3).

THE BOARD RECOMMENDS THAT YOU VOTE:

•	FOR the election of the 12 directors;

•	FOR the ratification of the appointment of auditors; and

•	FOR the say-on-pay proposal.

Who may vote?

Shareholders of record of the Company’s common stock at the close of business on June 5, 2020 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 127,350,051 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Where will the Annual Meeting be held?

We have scheduled the Annual Meeting to be held at the Company’s principal executive office at 650 Liberty Avenue, Union, New Jersey 07083, on Tuesday, July 14, 2020 at 10:00 A.M. Eastern Daylight Time. However, as part of our effort to maintain a safe and healthy environment at our Annual Meeting and to protect the well-being of our shareholders, after closely monitoring statements issued by the World Health Organization (who.int) and the Centers for Disease Control and Prevention (cdc.gov) regarding COVID-19, we have decided to give shareholders the option of attending the Annual Meeting by means of remote communication this year at www.virtualshareholdermeeting.com/BBBY2020. Due to the impact of COVID-19, we encourage all shareholders to utilize the remote access option. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting. We also encourage all shareholders who are currently planning to attend the Annual Meeting in person to continue to review guidance from public health authorities as the time for our Annual Meeting approaches.

While we have scheduled an in-person location for the Annual Meeting, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue. The Governor of the State of New York has issued several temporary executive orders permitting New York corporations to hold virtual only shareholder meetings in light of the COVID-19 pandemic. If the Governor’s temporary order is extended through the date of the Annual Meeting, we intend to hold the Annual Meeting solely by means of remote communications with no in-person location. In such case, we will announce the decision to do so at least one week in advance of the Annual Meeting, by press release and in a filing with the SEC, as well as in materials made available at www.bedbathandbeyond.com/annualmeeting2020, and we strongly encourage you to check this website prior to the Annual Meeting. Note that any decision to proceed with a virtual-only meeting this year does not necessarily mean that we will utilize a virtual-only format or any means of remote communication for future annual meetings.

OTHER MATTERS

Who is entitled to attend the Annual Meeting?

All of our shareholders of record as of the close of business on the record date, or their duly appointed proxy holders, may attend the Annual Meeting, either in person or online at www.virtualshareholdermeeting.com/BBBY2020. If you are not a shareholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to our Annual Meeting if you will attend the meeting in person. Each shareholder and proxy holder attending the Annual Meeting in person may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the in person meeting location, and attendees may be subject to security inspections and other security precautions.

How do I attend the Annual Meeting virtually and submit questions or make comments?

If you are a registered holder of the Company’s common stock, you do not need to register in advance to attend the Annual Meeting virtually. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BBBY2020, you must enter the control number found on your proxy card. If you hold your shares in street name, contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting. Shareholders may vote electronically and submit questions online while attending the Annual Meeting.

If you wish to submit a question or make a comment before the Annual Meeting or during the Annual Meeting, you may log into the virtual meeting at www.virtualshareholdermeeting.com/BBBY2020 and type a question into the “Ask a Question” field and click “Submit.”

Questions or comments pertinent to meeting matters will be addressed during the Annual Meeting, subject to time constraints. Questions or comments that relate to proposals that are not properly before the Annual Meeting, relate to matters that are not proper subject for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the Annual Meeting as determined in the sole discretion of the Company, will not be answered.

What if I have trouble accessing the Annual Meeting virtually?

Technical support will be available by phone to address any technical difficulties beginning fifteen minutes before the start time of the Annual Meeting and will remain available until the meeting has ended. The phone numbers for contacting technical support will be posted on the log-in page for the virtual meeting at www.virtualshareholdermeeting.com/BBBY2020.

How do I vote?

The Company encourages you to use the electronic means available to you to vote your shares. How you vote will depend on how you hold your shares of Bed Bath & Beyond Inc. common stock.

Shareholder of Record

If your shares are registered directly in your name with Bed Bath & Beyond Inc.’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you. If you hold restricted stock under the 2012 Plan, you are also considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote by proxy through any of the below methods.

Vote by Internet www.proxyvote.com	Vote by Phone 1-800-690-6903	Vote by Mail Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

Voting by any of these methods will not affect your right to attend the Annual Meeting and vote, either in person or online at www.virtualshareholdermeeting.com/BBBY2020. However, for those who will not be voting at the Annual Meeting in person or online, your proxy must be received by no later than 11:59 P.M. Eastern Daylight Time on July 13, 2020.

OTHER MATTERS

Beneficial Owner

Most shareholders of Bed Bath & Beyond Inc. hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction form for you to use in directing the broker or nominee on how to vote your shares. If you hold your shares through a New York Stock Exchange member brokerage firm, such member brokerage firm has the discretion to vote shares held on your behalf with respect to the appointment of the Company’s auditors, but not with respect to any other proposal, as more fully described under “What is a broker ‘non-vote’?”.

Can I change my vote?

Yes. If you are the shareholder of record, you may revoke your proxy before it is exercised by doing any of the following:

•	sending a letter to the Company stating that your proxy is revoked;

•	signing a new proxy and sending it to the Company; or

•	attending the Annual Meeting, either in person or virtually, and voting by ballot.

Beneficial owners should contact their broker or nominee for instructions on changing their vote.

How many votes must be present to hold the Annual Meeting?

A “quorum” is necessary to hold the Annual Meeting. A quorum is a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting. They may be present at the Annual Meeting or represented by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum but are not counted for purposes of determining any of the proposals to be voted on.

How many votes are needed to approve the proposals?

At the Annual Meeting, a “FOR” vote by a majority of votes cast is required to (i) elect each nominee for director (Proposal 1), (ii) ratify the selection of KPMG LLP as the Company’s independent auditors for fiscal 2020 (Proposal 2) and (iii) approve, by non-binding vote, the say-on-pay proposal (Proposal 3).

A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of votes “AGAINST.” Abstentions and broker non-votes shall not constitute votes “FOR” or votes “AGAINST.”

With respect to Proposal 1, the election of directors, if a nominee who is an incumbent director fails to receive a “FOR” vote by a majority of votes cast, then such nominee must immediately tender his or her resignation, and the Board will decide, through a process managed by the Nominating and Corporate Governance Committee (excluding from the process such nominee), whether to accept the resignation. In the event of such a situation, the Board intends to complete this process promptly after the Annual Meeting but no later than 90 days from the date of the certification of the election results. The Company will file a Form 8-K to disclose its decision and an explanation of such decision.

What is an abstention?

An abstention is a properly signed proxy card which is marked “abstain.”

What is a broker “non-vote”?

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current applicable rules, Proposal 2 is a “discretionary” item upon which brokers that hold shares as nominee may vote on behalf of the beneficial owners if such beneficial owners have not furnished voting instructions by the tenth day before the Annual Meeting.

However, brokers that hold shares as nominee may not vote on behalf of the beneficial owners on the following proposals unless you provide voting instructions: Proposal 1, the election of directors; and Proposal 3, the say-on-pay proposal. Therefore, if your shares are held by such nominee, please instruct your broker regarding how to vote your shares on each of these proposals. This will ensure that your shares are counted with respect to each of these proposals.

OTHER MATTERS

What if I receive more than one proxy card and/or voting instruction card?

This means that you have multiple accounts holding shares of the Company. These may include: accounts with our transfer agent; shares held by the administrator of our employee stock purchase plan; and accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card to ensure that all of your shares are voted.

Will any other matters be acted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of April 26, 2020, which is the date by which any proposal for consideration at the Annual Meeting submitted by a shareholder must have been received by the Company to be presented at the Annual Meeting, and as of the date of this Proxy Statement, the Company did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

The Company will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by directors or associates of the Company. The Company will also reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this document or our 2019 Annual Report on Form 10-K, please contact: Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, NJ 07083, Attention: Investor Relations Dept., Telephone: (908) 613-5820. These documents are also available in the Investor Relations section of the Company’s website at www.bedbathandbeyond.com.

Certain Relationships and Related Transactions

The Company’s Audit Committee reviews and, if appropriate, approves transactions brought to the Committee’s attention in which the Company is a participant and the amount involved exceeds $120,000, and in which, in general, beneficial owners of more than 5% of the Company’s common stock, the Company’s directors, nominees for director, executive officers, and members of their respective immediate families, have a direct or indirect material interest. The Committee’s responsibility with respect to the review and approval of these transactions is set forth in the Audit Committee’s charter.

Martin Eisenberg, a son of Warren Eisenberg, the Company’s Co-Chairman Emeritus, was the Company’s Regional Vice President for the Northeast Region, with responsibilities in areas that include store operations, merchandising, store design and product sourcing. For fiscal 2019, his salary was $247,536 and he received other benefits consistent with his position and tenure, including a restricted stock award valued at $37,508, cash awards valued at $112,500 and a car allowance of $1,158. In fiscal 2019, he received dividends of $4,603 that were paid on previously unvested stock awards that vested in fiscal 2019. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent, the associated stock awards vest and the underlying shares are paid. Effective July 26, 2019, Martin Eisenberg separated from the Company. Mr. Eisenberg received certain severance benefits in connection with his separation from the Company, including cash severance of $279,824.

Ronald Eisenberg, a son of Warren Eisenberg, the Company’s Co-Chairman Emeritus, was the founder and owner of Chef Central, Inc., a retailer of kitchenware, cookware and homeware items catering to cooking and baking enthusiasts, and certain assets of which the Company acquired on January 27, 2017 (the “Acquisition”). The Acquisition was for a cash purchase price of $1,000,000, and incremental earnout payments potentially aggregating up to $1,250,000. The incremental earnout payments are dependent on the opening and continuing in operation, which opening and operation are at the Company’s discretion, of up to 50 free-standing stores (or specialty departments within the Company’s stores) operating under the Chef Central or other agreed upon branding. Following the Acquisition, he joined the Company as an employee to build Chef Central branded stores or departments. For fiscal 2019, his salary was $260,192, and he received other benefits consistent with his position and tenure, including a restricted stock award valued at $15,006 and cash awards valued at $45,000. In fiscal 2019, he received dividends of $4,603 that were paid on previously unvested stock awards that vested in fiscal 2019. These dividends were not factored in the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent, the associated stock awards vest and the underlying shares are paid. Effective February 27, 2020, Ronald Eisenberg separated from the Company. Mr. Eisenberg received certain severance benefits in connection with his separation from the Company, including cash severance, during fiscal 2020, of $32,169.

Mr. Warren Eisenberg ceased to be an officer of the Company effective April 21, 2019.

OTHER MATTERS

Householding

Unless we have received contrary instructions, we are mailing one copy of the proxy materials (other than the proxy card) to record holders who have the same address and last name. Such record holders will continue to receive separate proxy cards. We refer to this practice as householding.

If you are a record holder who participates in householding and wish to receive separate copies of the proxy materials for the 2020 Annual Meeting or future Annual Meetings, then please contact the Company’s Corporate Secretary at 650 Liberty Avenue, Union, New Jersey 07083, or calling 908-613-5820. We will promptly deliver separate copies of the proxy materials for the 2020 Annual Meeting upon receiving your request.

If you are a record holder who is eligible for householding and do not currently participate in the program but would like to, then please contact the Company’s Corporate Secretary at the address or phone number indicated above.

If you are a beneficial owner, then please contact your stockbroker, bank or other holder of record to receive one or separate copies of the proxy materials.

Next Year’s Annual Meeting

Proposals which shareholders intend to be eligible for inclusion in the Company’s proxy materials for the 2021 Annual Meeting of Shareholders pursuant to the SEC’s proxy rules (i.e., Rule 14a-8) must be received by the Company no later than February 18, 2021.

Any shareholder intending to include a director nominee in the Company’s proxy materials for the 2021 Annual Meeting of Shareholders pursuant to Article II, Section 11 of the Company’s Amended and Restated By-laws (i.e. proxy access) should carefully review the requirements for using proxy access, as described in such Section. The Company must receive a shareholder’s nomination, with all required information, between the close of business on January 19, 2020 and the close of business on February 18, 2021.

Under the Company’s Amended and Restated By-laws, any proposal for consideration at the 2021 Annual Meeting of Shareholders submitted by a shareholder other than pursuant to the two methods described above will be considered timely only if it is received by the Company between the close of business on March 16, 2021 and the close of business on April 15, 2021, and is otherwise in compliance with the requirements set forth in the Company’s Amended and Restated By-laws. If the date of the 2021 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after the anniversary date of the 2020 Annual Meeting of Shareholders, notice must be received no earlier than the close of business on the 120th day prior to the 2021 Annual Meeting of Shareholders and not later than the close of business on the 90th day prior to the 2021 Annual Meeting of Shareholders, or if the first public announcement of the date of the 2021 Annual Meeting of Shareholders is less than 100 days prior to the date of the 2021 Annual Meeting of Shareholders, the 10th day following the date on which notice of the date of the meeting is given to shareholders or made public, whichever occurs first.

Any information required to be received by the Company, as described above, should be sent to the Company’s Corporate Secretary at 650 Liberty Avenue, Union, New Jersey 07083, Attn: c/o Corporate Secretary.

BED BATH & BEYOND INC. 650 LIBERTY AVENUE UNION, NJ 07083 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on July 13, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BBBY2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on July 13, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D19084-P41644 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BED BATH & BEYOND INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3. 1. To elect 12 directors until the Annual Meeting in 2021 and until their respective successors have been elected and qualified. Nominees: For Against Abstain 1a. Harriet Edelman 1b. Mark J. Tritton 1c. John E. Fleming 1d. Sue E. Gove 1e. Jeffrey A. Kirwan 1f. Johnathan B. (JB) Osborne For Against Abstain 1g. Harsha Ramalingam 1h. Virginia P. Ruesterholz 1i. Joshua E. Schechter 1j. Andrea Weiss 1k. Mary A. Winston 1l. Ann Yerger For Against Abstain 2. To ratify the appointment of KPMG LLP as independent auditors for the 2020 fiscal year. 3. To approve, by non-binding vote, the 2019 compensation paid to the Company’s Named Executive Officers (commonly known as a “say-on-pay” proposal). 4. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments. For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE. IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EDT, JULY 13, 2020, TO BE INCLUDED IN THE VOTING RESULTS. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.bedbathandbeyond.com/annualmeeting2020 NOTE: Due to the evolving circumstances surrounding the current coronavirus (COVID-19) situation and its impact on public health, the Company will be allowing shareholders to attend the Annual Meeting of Shareholders by remote communication. Details on how to participate via remote communication are included in the Proxy Statement. The Company has also scheduled an in-person location for shareholders to attend the meeting in-person. However, if permitted by applicable law, we intend to hold the Annual Meeting solely by means of remote communication with no in-person location. A decision to take this step will be publicly announced in a press release at least one week in advance of the meeting, available at www.bedbathandbeyond.com/annualmeeting2020. D19085-P41644 PROXY CARD BED BATH & BEYOND INC. ANNUAL MEETING OF SHAREHOLDERS JULY 14, 2020, 10:00 A.M. EDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Harriet Edelman, Mark J. Tritton and Arlene Hong, or any one of them, acting singly, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Bed Bath & Beyond Inc. held of record by the undersigned on June 5, 2020 at the Annual Meeting of Shareholders to be held on July 14, 2020, or any adjournment thereof. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED, IF NOT OTHERWISE SPECIFIED, FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSAL 2, AND FOR PROPOSAL 3. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.